                                                                        1475 797
                                                                 EXHIBIT 10.1.18

                                                                [Execution Copy]


                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

                         Dated as of November 25, 1997

                                     Among

                           FIRST UNION NATIONAL BANK
                   solely in its capacity as the trustee for

                         CHARMING SHOPPES MASTER TRUST

                                 as the Seller

                       CHARMING SHOPPES RECEIVABLES CORP.

                  as the Owner and the Subordinated Purchaser

                        SPIRIT OF AMERICA NATIONAL BANK

                       as the Servicer and the Originator

                       CORPORATE RECEIVABLES CORPORATION

                                as the Purchaser

                                 CITIBANK, N.A.

                                   as a Bank

                                      and

                          CITICORP NORTH AMERICA, INC.

                                  as the Agent

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I -    AMOUNTS AND TERMS OF THE PURCHASES                            4

         SECTION 1.01.     Purchase Facility                                 4
         SECTION 1.02.     Making Purchases                                  5
         SECTION 1.03.     Fees                                              7
         SECTION 1.04.     Payments and Computations, Etc.                   7
         SECTION 1.05.     Increased Costs                                   8
         SECTION 1.06.     Additional Yield on Purchaser Receivable
                           Interests Bearing a Eurodollar Rate;
                           Breakage Fee                                      9

ARTICLE II -   ALLOCATION AND DISTRIBUTION
               OF COLLECTIONS                                               10

         SECTION 2.01.     General Allocation Procedures                    10
         SECTION 2.02.     Allocation Among the Purchasers,
                           the Banks, the Subordinated Purchaser
                           and the Seller                                   10
         SECTION 2.03.     Allocation and Distribution of Finance
                           Charges                                          12
         SECTION 2.04.     Allocation and Distribution of Excess
                           Finance Charge Collections                       14
         SECTION 2.05.     Required Amount; Subordinated Principal
                           Collections; Charge-Offs                         15
         SECTION 2.06.     Allocation and Distribution of Allocable
                           Principal Collections                            18
         SECTION 2.07.     Dilution Amounts                                 19

ARTICLE III -  REPRESENTATIONS AND WARRANTIES; COVENANTS;
               EARLY AMORTIZATION EVENTS                                    20

         SECTION 3.01.     Representations and Warranties;
                           Covenants                                        20
         SECTION 3.02.     Early Amortization Events                        20

ARTICLE IV -   INDEMNIFICATION; PURCHASE OF
               INELIGIBLE RECEIVABLES                                       21

         SECTION 4.01.     Indemnities by the Owner                         21
         SECTION 4.02.     Indemnities by the Servicer                      24
         SECTION 4.03.     Purchase of Ineligible and Certain Other
                           Receivables                                      26
         SECTION 4.04.     Reassignment of Receivables and Receivable
                           Interests                                        26

         SECTION 4.05.     Repurchase of Purchaser Receivable Interests     27

ARTICLE V -    THE SERVICER                                                 28

         SECTION 5.01.     Designation of the Servicer;
                           Delegation of Duties                             28
         SECTION 5.02.     Administration and Collection of the
                           Pool Receivables                                 29
         SECTION 5.03.     Servicer Fee                                     29

ARTICLE VI -   THE PURCHASER REPRESENTATIVE                                 29

         SECTION 6.01.     Designation of the Purchaser
                           Representative                                   29
         SECTION 6.02.     Duties of the Purchaser Representative           30
         SECTION 6.03.     Limitation on Purchaser Representative
                           Liability, Etc.                                  30

ARTICLE VII -  MISCELLANEOUS                                                32

         SECTION 7.01.     Amendments, Waivers, Etc.                        32
         SECTION 7.02.     Notices, Etc.                                    33
         SECTION 7.03.     Assignability                                    34
         SECTION 7.04.     Costs, Expenses and Taxes                        39
         SECTION 7.05.     No Proceedings                                   40
         SECTION 7.06.     Confidentiality                                  40
         SECTION 7.07.     GOVERNING LAW                                    42
         SECTION 7.08.     Execution in Counterparts                        42
         SECTION 7.09.     Survival of Termination                          42
         SECTION 7.10.     Tax Treatment                                    42
         SECTION 7.11.     Duties of the Trustee                            43
         SECTION 7.12.     Limitation on Seller/Trustee
                           Liability, Etc.                                  43
         SECTION 7.13.     Third Party Beneficiaries                        44
         SECTION 7.14.     Limited Recourse                                 44
         SECTION 7.15.     Limitation on Rights of Purchasers
                           and Banks                                        45
         SECTION 7.16.     The CO Escrow Account                            46

                                    EXHIBITS

Exhibit I                  Definitions
Exhibit II                 Conditions of Purchases
Exhibit III                Representations and Warranties
Exhibit IV                 Covenants
Exhibit V                  Administration and Collection of Pool Receivables
Exhibit VI                 Early Amortization Events

                                    ANNEXES

Annex A           Form of Servicer Report

Annex B           Form of Depositary Agreement

Annex C           Form of Opinion of Counsel to the Trustee

Annex D-1         Form of Opinion of Counsel to the Owner, the
                  Originator, the Subordinated Purchaser, the
                  Servicer, Charming Shoppes and FSC

Annex D-2         Form of Opinion of Counsel to the Originator
                  and the Servicer

Annex D-3         Form of Opinion of General Counsel to the Owner,
                  the Originator, the Subordinated Purchaser and the Servicer

Annex D-4         Form of Opinion of Counsel to the Subordinated
                  Purchaser, Charming Shoppes and FSC

Annex E           Form of Opinion of General Counsel to Charming
                  Shoppes and FSC

Annex F           Form of Store Payment Notice

Annex G           Form of Summary of Interest Rate Agreements

Annex H           Form of Assignment and Acceptance

                                   SCHEDULES

Schedule I        Material Provisions

Schedule II       Depositary Banks

                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

                         Dated as of November 25, 1997

         AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of November 25, 1997 among FIRST UNION NATIONAL BANK, a national banking association, solely in its capacity as the trustee (the "Trustee") for CHARMING SHOPPES MASTER TRUST, a trust formed pursuant to the Pooling and Servicing Agreement (this and other capitalized terms used herein are defined in Exhibit I to this Agreement) (in such capacity, the "Seller"), CHARMING SHOPPES RECEIVABLES CORP. (formerly known as Fashion SPC, Inc.), a Delaware corporation in its capacity as the owner (prior to the sale of the Receivables to the Seller pursuant to the Pooling and Servicing Agreement) of the Receivables (in such capacity, the "Owner") and in its capacity as the holder of a subordinate interest (after the sale of the Receivables by the Owner to the Seller pursuant to the Pooling and Servicing Agreement) in the Receivables (in such capacity, the "Subordinated Purchaser"), SPIRIT OF AMERICA NATIONAL BANK, a national banking association ("Spirit"), in its capacity as the Servicer (in such capacity, the "Servicer"), and in its capacity as the originator (before the sale of the Receivables to the Owner pursuant to the Purchase Agreement) of the Receivables (in such capacity, the "Originator"), CORPORATE RECEIVABLES CORPORATION, a California corporation ("CRC" or the "Purchaser"), CITIBANK, N.A., a national banking association, and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent (the "Agent") for the Purchasers and the Banks.

                  PRELIMINARY STATEMENTS. 0.0.0.0.0.1. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits to "the Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time.

                  0.0.0.0.0.2. The Seller, the Subordinated Purchaser, the Originator, the Servicer, CXC Incorporated ("CXC") and CNAI as Agent, entered into a Receivables Purchase Agreement dated as of April 4, 1996, as amended as of December 13, 1996, as of March 31, 1997, as of June 30, 1997, as of August 31, 1997, as of September 30, 1997 and as of October 31, 1997 (the "Original RPA"), pursuant to which a Purchaser may, in its sole discretion, purchase Receivable Interests.

                  0.0.0.0.0.3. The Seller, the Subordinated Purchaser, the Originator, the Servicer, the Banks, and CNAI as Agent for the Banks, are parties to a Receivables Purchase Agreement (Parallel Purchase Commitment) dated as of April 4, 1996, as amended as of December 13, 1996, as of March 31, 1997, as of June 30, 1997, as of August 31, 1997,
         as of September 30, 1997 and as of October 31, 1997 (the "Original PPC"; together with the Original RPA, the "Original Agreements"), pursuant to which the Banks have agreed to purchase Receivable Interests.

                  0.0.0.0.0.4. Charming Shoppes and FSC are parties to two Company Agreements each dated as of April 4, 1996 (the "Original Company Agreements"), one in favor of the Purchasers and the Agent and the other in favor of the Banks and the Agent, pursuant to which Charming Shoppes and FSC agree, among other things, to cause the performance and observance by each of the Originator, the Servicer and the Seller and their respective successors and assigns of all of the terms, covenants, conditions, agreements and undertakings on the part of the Originator, the Servicer and the Seller, respectively, to be performed or observed under the Original RPA and the Original PPC.

                  0.0.0.0.0.5. Pursuant to the terms of an Assignment and Acceptance effective as of October 31, 1997, CXC sold and assigned to CRC and CRC purchased and assumed all of CXC's rights and obligations under the Original RPA.

                  0.0.0.0.0.6. Pursuant to the terms of the Purchase Agreement, the Originator has conveyed to the Owner all its interest in all Receivables and Related Assets (as those terms are defined in the Purchase Agreement) (subject, in the case of Receivables in existence on the date hereof, to the rights previously conveyed to the Seller pursuant to the Prior PSA); and pursuant to the terms of the Pooling and Servicing Agreement, the Owner has in turn conveyed the Receivables to the Seller.

                  0.0.0.0.0.7. The Seller, the Subordinated Purchaser, the Owner, the Originator, the Servicer, the Purchasers, the Banks, the Agent, FSC and Charming Shoppes, as the case may be, desire to amend, restate and combine (i) the Original Agreements to, among other things,
         (a) reflect the amendments heretofore made to the Original Agreements,
         (b) decrease the maximum Purchase Limit and Total Commitment (each as defined in the Original Agreements), (c) delete all references to the Servicer Escrow Account, and (d) reflect the amendment and restatement of the Prior PSA on the date hereof, and (ii) the Original Company Agreements to include obligations of the Owner and to reflect, among other things, the amendment and restatement of the Prior PSA on the date hereof.

                  0.0.0.0.0.8. Pursuant to the Pooling and Servicing Agreement and certain related agreements, the Seller may, among other things, sell undivided ownership interests in the Receivables (referred to herein as "Receivable Interests") to various purchasers and may sell certificates of beneficial interest in the Receivables in the Trust to various investors.

                  0.0.0.0.0.9. Pursuant to the Pooling and Servicing Agreement, a portion of all Collections of the Receivable Interests and all Loss Amounts with respect thereto will be allocated to the Receivables Purchase Interests based on the Allocation Percentage.

                  0.0.0.0.0.10. Spirit has been requested and is prepared to act as the Servicer hereunder and has been appointed and agreed to act as servicer under the Pooling and Servicing Agreement.

                  0.0.0.0.0.11. This Agreement is one of the "Receivables Purchase Agreements" referred to in the Pooling and Servicing Agreement and creates a Receivables Purchase Series thereunder.

                  0.0.0.0.0.12. Notwithstanding anything to the contrary in this Agreement, the Agent, the Purchaser, the Banks and the Subordinated Purchaser hereby acknowledge that their rights and remedies hereunder, and the rights and remedies of their respective assignees under this Agreement, may be subject to the limitations set forth in the Pooling and Servicing Agreement. To the extent that any provision in this Agreement or in any certificate or document delivered in connection with this Agreement is inconsistent with any provision under the Pooling and Servicing Agreement, or in any circumstance in which it is unclear whether this Agreement or the Pooling and Servicing Agreement shall control, the provisions contained in the Pooling and Servicing Agreement shall control, except that with respect to any such inconsistency between any such provision and Section 2 of this Agreement (including the defined terms used in such Section 2), this Agreement shall control.

                  0.0.0.0.0.13. The Subordinated Purchaser, the Purchaser and the Banks are prepared to purchase the Receivable Interests on the terms set forth herein.

                  0.0.0.0.0.14. The Purchasers and the Banks acknowledge that the purchase of the Receivable Interests shall not include the right to sell the Owner's or the Originator's customer lists, the right to use the Owner's or the Originator's customer lists for any purpose other than a purpose expressly set forth in this Agreement, or the right to use any trademarks of the Seller, the Owner, the Originator or the Servicer or any of their respective Affiliates.

                  Accordingly, the parties agree as follows:


                                   ARTICLE 1.
                       AMOUNTS AND TERMS OF THE PURCHASES

         SECTION 1.1. PURCHASE FACILITY.

         1.1.1. On the terms and conditions hereinafter set forth, a Purchaser may, in its sole discretion, and the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Purchaser Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date (in the case of a Purchaser) and to the Commitment Termination Date (in the case of the Banks). Under no circumstances shall any Purchaser make any such purchase on any date, or the Banks be obligated to make any such purchase, if after giving effect to such purchase the aggregate outstanding Purchaser Capital would exceed the Purchase Limit on such date.

         1.1.2. The Subordinated Purchaser shall, on the date of each purchase of Purchaser Receivable Interests hereunder, be allocated Subordinated Receivable Interests in the amount determined pursuant to paragraph 3 of Exhibit II hereto.

         1.1.3. The Seller may, upon at least 30 days' prior notice to the Agent, terminate in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof.

         SECTION 1.2. MAKING PURCHASES.

         1.2.1. Each offer by the Seller to sell Purchaser Receivable Interests to the Purchaser or the Banks hereunder shall be made, by written notice from the Seller to the Agent and the Subordinated Purchaser, at least three Business Days' prior to the date of the proposed sale. Each such notice of an offer to sell Purchaser Receivable Interests shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the initial "Purchaser Capital" of the Purchaser Receivable Interest then being sold) and (ii) the proposed date of such purchase (which shall be a Distribution Date). The Agent shall promptly thereafter notify the Seller whether CRC has determined that it may make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to the Purchaser.

         1.2.2. If the Purchaser has determined not to make a proposed purchase, the Agent shall promptly send notice of the proposed purchase to all of the Banks concurrently by telecopier, telex or cable specifying the date of such purchase, each Bank's Percentage multiplied by the aggregate amount of Purchaser Capital of the Purchaser Receivable Interest being purchased, whether the Yield for the Fixed Period for such Purchaser Receivable Interest is calculated based on the Eurodollar Rate (which may be selected only if such notice is given at least two Business Days prior to the purchase date) or the Alternate Base Rate, and the duration of the Fixed Period for such Purchaser Receivable Interest (which shall be one day if the Seller has not selected another period).

         1.2.3. On the date of each purchase of a Purchaser Receivable Interest, the Purchaser or the Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller in same day funds, by deposit to the Seller Account no later than 12:00 Noon (New York City time), an amount equal to the initial Purchaser Capital of such Purchaser Receivable Interest.

         1.2.4. Effective on the date of each purchase pursuant to this Section
1.02 and each reinvestment pursuant to Section 2.06(a) hereof, the Seller hereby sells and assigns to the Agent, for the benefit of the parties making such purchase or reinvestment, an undivided percentage ownership interest, to the extent of the Purchaser Receivable Interest then being purchased, in each Pool Receivable then existing or thereafter arising and in the Collections with respect thereto.

         1.2.5. Notwithstanding the foregoing, a Bank shall not be obligated to make purchases under this Section 1.02 at any time in an amount which would exceed such Bank's Bank Commitment less (in the case of any Bank other than Citibank) the outstanding and unpaid amount of any purchases made by such Bank under the APA. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any purchase.

         1.2.6. On the date of each purchase pursuant to Section 1.02(a) above, the Seller shall convey and allocate to the Subordinated Receivable Interest, from the Unallocated Net Receivables Pool Balance, an amount equal to the excess (if any) of (i) 16% of the aggregate outstanding Purchaser Capital (after giving effect to any purchase of a Purchaser Receivable Interest on such date) over
(ii) the aggregate outstanding Subordinated Purchaser Capital (immediately prior to the purchase of a Purchaser Receivable Interest on such date) (such amount being referred to herein as the initial "Subordinated Purchaser Capital" of such Subordinated Receivable Interest). Effective on the date of each such allocation and each reinvestment on behalf of the Subordinated Purchaser pursuant to
Section 2.06(a) hereof, there is hereby conveyed to, and created in favor of, the Subordinated Purchaser a subordinated (to the extent set forth in Section 1.02(g) and Article II hereof) undivided percentage ownership interest, to the extent of the Subordinated Receivable Interest then being allocated, in each Pool Receivable then existing or thereafter arising and in the Collections with respect thereto.

         1.2.7. The interest of the Purchaser and the Banks in the Pool Receivables and the Collections with respect thereto shall be pari passu (ratably in accordance with their respective Purchaser Capital) and shall be deemed to have a priority senior to any interest of the Subordinated Purchaser therein. Such priority shall be irrespective of the time, order or method of attachment or perfection of the respective interests of the Purchasers, the Banks and the Subordinated Purchaser, or the time or order of the filing of financing statements. Until the first day after the later to occur of the Facility Termination Date or the Commitment Termination Date on which all amounts described in clauses (i), (ii) and (iv) of the definition of Final Distribution Date have been paid in full, the Subordinated Purchaser agrees that it will not commence or continue any default, foreclosure or liquidation proceedings or remedies in respect of the Pool Receivables or the Collections.

                  SECTION 1.3. FEES. The fees set forth in the separate fee agreement of even date among the Seller, the Owner, the Servicer, the Subordinated Purchaser and the Agent, as amended or restated from time to time (the "Fee Letter") shall be payable to the Agent, the Purchaser and the Banks in the amounts and on the dates set forth therein, subject to the allocation and priority of distribution of such Collections set forth in Article II hereof.

                  SECTION 1.4.  PAYMENTS AND COMPUTATIONS, ETC.

                  1.4.1. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Agent's Account.

                  1.4.2. The Owner (with respect to payments or deposits to be paid by the Seller) and the Servicer (with respect to payments or deposits to be paid by the Servicer) shall, to the extent permitted by law, pay or cause to be paid interest on any amount not paid or deposited by the Seller or the Servicer when due hereunder (without regard to any applicable grace period before such missed payment or deposit gives rise to an Early Amortization Event hereunder), at an interest rate per annum equal to 2.0% per annum above the Alternate Base Rate, payable on demand.

                  1.4.3. All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

         SECTION 1.5. INCREASED COSTS.

         1.5.1. If CNAI, any Purchaser, any Bank, any entity which enters into a commitment to purchase Purchaser Receivable Interests or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Owner shall immediately pay, or cause to be paid, to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller, the Owner, the Servicer and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

         1.5.2. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 1.06) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to a Purchaser or Bank of agreeing to purchase or purchasing, or maintaining the ownership of Purchaser Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Purchaser or Bank (with a copy to the Agent), the Owner shall immediately pay, or cause to be paid, to the Agent, for the account of such Purchaser or Bank (as a third-party beneficiary), from time to time as specified by such Purchaser or Bank, additional amounts sufficient to compensate such Purchaser or Bank for such increased costs. A certificate as to such amounts submitted to the Seller, the Owner, the Servicer and the Agent
         by such Purchaser or Bank shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 1.6. ADDITIONAL YIELD ON PURCHASER RECEIVABLE INTERESTS BEARING A EURODOLLAR RATE; BREAKAGE FEE.

                  1.6.1. The Owner shall pay, or cause to be paid, to any Purchaser or Bank, so long as such Purchaser or Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Purchaser Capital of each Purchaser Receivable Interest of such Purchaser or Bank during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Purchaser or Bank for such Fixed Period, payable on the next succeeding date on which Yield is payable on such Purchaser Receivable Interest. Such additional Yield shall be determined by such Purchaser or Bank and notified to the Seller, the Owner and the Servicer through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller, the Owner and the Servicer and the Agent by such Purchaser or Bank shall be conclusive and binding for all purposes, absent manifest error.

                  1.6.2. If (i) any payment of Purchaser Capital with respect to a Purchaser Receivable Interest as to which Yield is computed by reference to the Eurodollar Rate is made by the Seller to or for the account of any Purchaser(s) or Bank(s) other than on the last day of the Fixed Period for such Purchaser Receivable Interest, as a result of a payment pursuant to Section 4.03, or for any other reason, or (ii) the Termination Date shall occur during any Fixed Period, the Owner shall, upon demand by such Purchaser or Bank (with a copy to the Seller, the Servicer and the Agent), immediately pay, or cause to be paid, to the Agent for the account of such Purchaser or Bank (as a third-party beneficiary) any amounts required to compensate such Purchaser or Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser or Bank to fund or maintain its interest in such Purchaser Receivable Interest. A certificate as to such amounts submitted to the Seller, the Servicer, the Owner and the Agent by such Purchaser or Bank shall be conclusive and binding for all purposes, absent manifest error.


                                   ARTICLE 2.
                          ALLOCATION AND DISTRIBUTION
                                 OF COLLECTIONS

                  SECTION 2.1. GENERAL ALLOCATION PROCEDURES. Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate to the Receivables Purchase Interest arising under this Agreement a portion of all Collections of Pool Receivables and all Loss Amounts for each Due Period, based on the Allocation Percentage. Collections of Pool Receivables and Loss Amounts which have been so allocated to the Receivables Purchase Interest arising under this Agreement shall be allocated and distributed or reallocated among the Purchasers, the Banks, the Subordinated Purchaser and the Seller as set forth in this Article II.

                  SECTION 2.2. ALLOCATION AMONG THE PURCHASERS, THE BANKS, THE SUBORDINATED PURCHASER AND THE SELLER.

                  2.2.1. The Servicer shall, on each day on which Collections of Pool Receivables are received by it which are allocated to the Receivables Purchase Interest arising under this Agreement, hold such Collections in trust for the Purchasers, the Banks, the Subordinated Purchaser and the Seller, and shall allocate such amounts, during each Due Period, as follows:

                           2.2.1.1. during the Revolving Period and the
                  Amortization Period, Allocable Finance Charge Collections will be allocated to the Purchasers, the Banks and the Subordinated Purchaser jointly based on the Floating Allocation Percentage for such Due Period;

                           2.2.1.2. during the Revolving Period and the
                  Amortization Period, Allocated Loss Amounts will be allocated to the Purchasers, the Banks and the Subordinated Purchaser jointly based on the Floating Allocation Percentage for such Due Period;

                  2.2.1.3. during the Revolving Period, Allocable Principal Collections will be allocated to the Purchasers, the Banks and the Subordinated Purchaser jointly based on the Floating Allocation Percentage for such Due Period and the Servicer shall, on behalf of the Purchasers, the Banks and the Subordinated Purchaser which own such Receivables Purchase Interest, have the proceeds of the Allocable Principal Collections attributable to such Receivables Purchase Interest automatically reinvested in additional undivided percentage interests in the Pool Receivables pursuant to Section 2.06(a) below;

                  2.2.1.4. during the Amortization Period, Allocable Principal Collections will be allocated to the Purchasers, the Banks and the Subordinated Purchaser jointly based on the Fixed Allocation Percentage for such Due Period; and

                  (v) notwithstanding the occurrence of the Final Distribution Date or the termination of the Trust under the Pooling and Servicing Agreement, the Purchasers and the Banks shall be entitled to receive all amounts constituting the Allocation Percentage of Recoveries of Pool Receivables up to the amount of the unreimbursed Purchaser Charge-Offs on such date.

         2.2.2. Amounts not allocated to the Purchasers, the Banks and the Subordinated Purchaser jointly as described above will be allocated to the Seller Interest and deposited into the Seller Account. Amounts allocated under subsections (a)(iii) and (a)(iv) above for any Due Period are referred to as the "Total Principal Collections" for such Due Period.

         2.2.3. Amounts which are allocated to the Purchasers, the Banks and the Subordinated Purchaser jointly as described above will be deposited into the Collection Account on the date required by Section 4.3(a) of the Pooling and Servicing Agreement. The portion of such amounts constituting Allocable Finance Charge Collections shall remain on deposit in the Collection Account until the next applicable Distribution Date, when such Allocable Finance Charge Collections shall be distributed pursuant to Sections 2.03 and 2.04. The portion of such amounts constituting Total Principal Collections shall (i) during the Revolving Period, be distributed from the Collection Account daily pursuant to
Section 2.06(a), and (ii) during the Amortization Period, remain on deposit in the Collection Account until the next applicable Distribution Date, when such Total Principal

         Collections shall be distributed pursuant to Section 2.06(b). Notwithstanding the two preceding sentences, the Servicer shall, at the request of the Agent at any time following an Early Amortization Event, deposit Collections allocated jointly to the Purchasers, the Banks and the Subordinated Purchaser pursuant to this Section 2.02 into the Collection Account within one Business Day after receipt thereof and deposit or cause such Collections to be deposited into the Agent's Account within one Business Day of deposit into the Collection Account.

                  SECTION 2.3. ALLOCATION AND DISTRIBUTION OF FINANCE CHARGES.

                  2.3.1. On each Distribution Date, the Servicer will allocate all Allocable Finance Charge Collections for the immediately preceding Due Period held by it for the Purchasers, the Banks and the Subordinated Purchaser jointly pursuant to Section 2.02 above to the Purchasers and the Subordinated Purchaser pro rata based on their relative Purchaser Capital and Subordinated Purchaser Capital, as the case may be, as of the end of the second preceding Due Period.

                  2.3.2. On each Distribution Date, the Servicer shall further allocate and distribute Allocable Finance Charge Collections allocated to the Purchasers and the Banks pursuant to Section 2.03(a) in the following priority:

                           2.3.2.1. first, an amount equal to the accrued but
                  unpaid Yield to such Distribution Date with respect to each Purchaser Receivable Interest plus any additional interest with respect to Yield that was due with respect to such Purchaser Receivable Interest but not paid on a prior Distribution Date will be deposited into the Agent's Account on behalf of the Purchasers and the Banks owning such Purchaser Receivable Interest;

                           2.3.2.2. second, an amount equal to any accrued but
                  unpaid amounts, fees and expenses (including amounts payable under the Fee Letter and (if the Agent shall notify the Servicer at least two Business Days prior to such Distribution
                  Date) payments under Sections 1.05, 1.06, 4.01, 4.02, 4.03 and
                  7.04 of this Agreement) due and payable under this Agreement with respect to each Purchaser Receivable Interest will be deposited into the Agent's Account, for the Agent's own account or on behalf of the Purchasers and the Banks owning such Purchaser Receivable Interest, as the case may be;

                           2.3.2.3. third, an amount equal to the Purchaser Loss
                  Amount for such Distribution Date shall be allocated and distributed, in accordance with the provisions of Section 2.06 hereof, in the same manner as the portion of Total Principal Collections allocated to the Purchasers and the Banks for such Distribution Date;

                           2.3.2.4. fourth, if the Servicer is neither Spirit
                  nor an Affiliate of Spirit, an amount equal to the Purchaser Servicer Fee for such Distribution Date will be paid to the Servicer; and

                           2.3.2.5. fifth, the balance, if any, will constitute
                  a portion of the Excess Finance Charge Collections for such Distribution Date and will be allocated as set forth in
                  Section 2.04 hereof.

                  2.3.3. Upon receipt of funds deposited into the Agent's Account pursuant to subsection (b) above, the Agent will distribute such funds to the relevant Purchasers and Banks or retain such funds for its own account, as the case may be.

                  2.3.4. On each Distribution Date, the Servicer shall further allocate and distribute Allocable Finance Charge Collections allocated to the Subordinated Purchaser pursuant to Section 2.03(a) in the following priority:

                           2.3.4.1. first, if the Servicer is neither Spirit nor
                  an Affiliate of Spirit, an amount equal to the Subordinated Purchaser Servicer Fee for such Distribution Date will be allocated and paid to the Servicer; and

                           2.3.4.2. second, the balance, if any, will constitute
                  a portion of Excess Finance Charge Collections for such Distribution Date and will be allocated and distributed as set forth in Section 2.04 hereof.

                  SECTION 2.4. ALLOCATION AND DISTRIBUTION OF EXCESS FINANCE CHARGE COLLECTIONS. On each Distribution Date, the Servicer will allocate and distribute all amounts, if any, specified pursuant to Section 2.03(b)(v) and
Section 2.03(d)(ii) (the "Excess Finance Charge Collections" for such Distribution Date), in the following priority:

                  2.4.1. first, an amount equal to the Required Amount, if any, with respect to such Due Period will be deposited into the Agent's Account, and upon receipt of such funds, the Agent shall apply such funds to the Required Amount, in the order set forth in Section 2.05(a) hereof;

         2.4.2. second, an amount equal to the aggregate amount of Purchaser Charge-Offs which have not been previously reimbursed will be allocated and distributed (i) during the Revolving Period, in accordance with the provisions of Section 2.06(a) hereof, in the same manner as the portion of Total Principal Collections allocated to the Purchasers and the Banks for such Distribution Date, and (ii) during the Amortization Period, in accordance with the provisions of Section 2.06(b) hereof, in the same manner as Purchaser Principal Collections for such Distribution Date;

         2.4.3. third, an amount equal to the Subordinated Purchaser Loss Amount for such Distribution Date will be allocated and distributed (i) during the Revolving Period, in accordance with the provisions of Section 2.06(a) hereof, in the same manner as the portion of Total Principal Collections allocated to the Subordinated Purchaser for such Distribution Date, and (ii) during the Amortization Period, in accordance with the provisions of Section 2.06(b) hereof, in the same manner as the portion of Total Principal Collections allocated to the Subordinated Purchaser for such Distribution Date;

         2.4.4. fourth, if the Servicer is Spirit or an Affiliate of Spirit, an amount equal to the sum of the Purchaser Servicer Fee and the Subordinated Purchaser Servicer Fee for such Distribution Date will be allocated and paid to the Servicer;

         2.4.5. fifth, an amount equal to the aggregate amount by which the Subordinated Purchaser Capital has been reduced pursuant to clauses (c), (d) and
(e) of the definition of "Subordinated Purchaser Capital" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be allocated and distributed (i) during the Revolving Period, in accordance with the provisions of Section 2.06(a) hereof, in the same manner as the portion of Total Principal Collections allocated to the Subordinated Purchaser for such Distribution Date, and (ii) during the Amortization Period, in accordance with the provisions of Section 2.06(b) hereof, in the same manner as the portion of Total Principal Collections allocated to the Subordinated Purchaser for such Distribution Date;

         2.4.6. sixth, an amount equal to the Subordinated Purchaser Yield will be allocated and deposited into the Subordinated Purchaser Account; and

                  2.4.7. seventh, the balance, if any, will be allocated to the Seller Interest and deposited into the Seller Account.

                  SECTION 2.5. REQUIRED AMOUNT; SUBORDINATED PRINCIPAL COLLECTIONS; CHARGE-OFFS.

                  2.5.1. On the second Business Day preceding each Distribution Date, the Servicer will determine the amount (the "Required Amount"), if any, by which:

                           2.5.1.1. the sum of:

                                    2.5.1.1.1. The accrued but unpaid Yield to
                           such Distribution date,

                                    2.5.1.1.2. any additional interest with
                           respect to Yield that was due but not paid on a prior Distribution Date,

                                    2.5.1.1.3. the amount of any accrued but
                           unpaid amounts, fees or expenses due and payable to the Purchasers, the Banks or the Agent under this Agreement (including amounts payable under the Fee Letter and (if the Agent shall have notified the Servicer at least two Business Days prior to such Distribution Date) payments under Sections 1.05, 1.06, 4.01, 4.02, 4.03 and 7.04 of this Agreement)
                           accrued to such Distribution Date,

                                    2.5.1.1.4. The Purchaser Loss Amount for the
                           related Due Period, and

                                    2.5.1.1.5. if Spirit or an Affiliate of
                           Spirit is no longer the Servicer, the Purchaser Servicer Fee accrued to such Distribution Date;

exceeds:

                           2.5.1.2. the product of:

                                    2.5.1.2.1. Allocated Finance Charges, and

                                    2.5.1.2.2. the Purchaser Percentage.

The Servicer will give the Agent notice of the Required Amount on each such determination date on which the Servicer determines that the Required Amount is greater than zero.

                  2.5.2. If the Required Amount is greater than zero, Excess Finance Charge Collections for the related Distribution Date will be allocated to and used to fund the Required Amount with respect to such Distribution Date pursuant to Section 2.04(a) hereof.

                  2.5.3. If Excess Finance Charge Collections with respect to such Distribution Date are less than the Required Amount, an amount up to the amount of the Subordinated Principal Collections for such Distribution Date will be allocated to and used to fund the remaining Required Amount. The Subordinated Purchaser Capital, if any, will be reduced by the amount of Subordinated Principal Collections allocated to fund the Required Amount. In the event that such reduction would cause the Subordinated Purchaser Capital to be a negative number, the Subordinated Purchaser Capital will be reduced to zero, and the Purchaser Capital will be reduced by the amount by which the Subordinated Purchaser Capital would have been reduced below zero (but not by more than the Purchaser Loss Amount for such Due Period).

                  2.5.4. If Subordinated Principal Collections with respect to any Due Period are insufficient to fund the remaining Required Amount for such Due Period, then a portion of the Subordinated Purchaser Capital, if any, equal to such insufficiency (but not in excess of the Purchaser Loss Amount for such Due Period) will be allocated and distributed to the Purchasers and the Banks, and the Subordinated Purchaser Capital will be reduced by the amount so allocated and distributed. In the event that such reduction would cause the Subordinated Purchaser Capital to be a negative number, the Subordinated Purchaser Capital will be reduced to zero, and the Purchaser Capital will be reduced by the amount by which the Subordinated Purchaser Capital would have been reduced below zero (but not by more than the Purchaser Loss Amount for such Due Period) and such amount will be treated as a Purchaser Charge-Off.

                  2.5.5. Such reductions of the Subordinated Purchaser Capital shall thereafter be reimbursed and the Subordinated Purchaser Capital increased (but not by an amount in excess of the aggregate reductions of the Subordinated Purchaser Capital) on each Distribution Date by the amount of Excess Finance Charge Collections for such Distribution Date allocated and available for that purpose pursuant to Section 2.04(e) hereof.

                  2.5.6. Purchaser Charge-Offs shall be reimbursed and the Purchaser Capital increased (but not by an amount in excess of the aggregate Purchaser Charge-Offs) on any Distribution Date by the amount of Excess Finance Charge Collections allocated and available for that purpose pursuant to Section 2.04(b) hereof.

                  SECTION 2.6. ALLOCATION AND DISTRIBUTION OF ALLOCABLE PRINCIPAL COLLECTIONS.

                  2.6.1. On each day during the Revolving Period on which Collections of Pool Receivables are received by it, the Servicer will allocate Total Principal Collections to the Purchasers, the Banks and the Subordinated Purchaser pro rata based on their relative Purchaser Capital or Subordinated Purchaser Capital, as the case may be, as of the end of the immediately preceding Due Period. The Servicer shall, on each day during the Revolving Period on which Total Principal Collections are allocated pursuant to the preceding sentence, unless the Servicer shall then have knowledge that any of the conditions precedent set forth in paragraph 2 of Exhibit II hereto has not been satisfied, reinvest with the Seller, on behalf of the Purchasers, the Banks and the Subordinated Purchaser, respectively, in additional undivided percentage interests in the Pool Receivables, the amount of the Total Principal Collections so allocated to the Purchasers, the Banks and the Subordinated Purchaser, as the case may be; provided, however, that such reinvestment shall be effected in a manner such that the Purchaser Capital and the Subordinated Purchaser Capital immediately following such reinvestment are equal to the Purchaser Capital and the Subordinated Purchaser Capital immediately prior to the allocation of Total Principal Collections on such day pursuant to the first sentence of this Section 2.06(a).

                  2.6.2. On each Distribution Date with respect to the Amortization Period, the portion of the Total Principal Collections received by the Servicer during the preceding Due Period not used to fund any portion of the Required Amount pursuant to Section 2.05(c) hereof (the "Available Principal Collections") will be allocated and distributed by the Servicer in the following priority:

                           2.6.2.0.0.0.0.1. first, an amount equal to the lesser
                  of (x) such Available Principal Collections and (y) the Adjusted Purchaser Capital for such Distribution Date will be allocated to the Purchaser Receivable Interests and deposited into the Agent's Account, and upon receipt of such funds, the Agent shall distribute such funds to the Purchasers and the Banks;

                  2.6.2.0.0.0.0.2. second, an amount equal to the lesser of the balance of such Available Principal Collections and the Subordinated Purchaser Capital for such Distribution Date will be allocated to the Subordinated Purchaser Receivable Interests and deposited into the Subordinated Purchaser Account; and

                  2.6.2.0.0.0.0.3. third, the balance, if any, will be allocated to the Seller Interest and deposited into the Seller Account.

         SECTION 2.7. DILUTION AMOUNTS.

         2.7.1. On the last day of each Due Period, the aggregate amount of Principal Receivables used to calculate the Seller Interest will be reduced by an amount equal to the sum of the Series Dilution Amount for this Series and for all other Receivables Purchase Series (such reduction to be in addition to the reductions required by Section 4.3(d) of the Pooling and Servicing Agreement). If such reduction would cause the Seller Interest to be less than the Aggregate Minimum Seller Interest (as defined in the Pooling and Servicing Agreement) (the amount by which the Seller Interest is reduced below the Aggregate Minimum Seller Interest is referred to herein as the "Dilution Deficit"), then the Owner shall calculate an amount (the "Series Dilution Deficit") equal to the lesser of the Dilution Deficit and the Series Dilution Amount for this Series, and shall promptly, but in no event later than 10 Business Days after the last day of such Due Period, either (i) deposit into the Agent's Account in immediately available funds an amount equal to such Series Dilution Deficit, which deposit shall be treated as Allocable Principal Collections with respect to such Due Period and shall be applied in accordance with this Article II, or (ii) convey Principal Receivables arising in Additional Accounts to the Trust in an aggregate amount at least equal to such Series Dilution Deficit; provided, that if the Owner shall fail to either deposit the Series Dilution Deficit into the Agent's Account or convey Principal Receivables arising in Additional Accounts in an aggregate amount at least equal to such Series Dilution Deficit with respect to any Due Period within ten days after the Owner shall be required to make such a deposit or conveyance, then if such Series Dilution Deficit exceeds the Minimum Seller Interest,(i) the Subordinated Purchaser Capital will be reduced by an amount equal to the lesser of such excess and the Subordinated Purchaser Capital and (ii) the positive difference, if any, between such excess and the Subordinated Purchaser Capital will be treated as a Purchaser Charge-Off and the Purchaser Capital will be reduced by such amount.

         2.7.2. If the Pool Receivables shall include any Discount Option Receivables on any date when the Owner is required, pursuant to Section 2.07(a) of this Agreement, to deposit any amount into the Agent's Account or to convey Principal Receivables to the Trust, the Owner shall on such date make an additional deposit into the Agent's Account or convey Principal Receivables arising in Additional Accounts to the Trust, in each case in an amount equal to the difference between (i) the amount the Owner would have been required to deposit or convey on such date pursuant to Section 2.07(a) if none of the Pool Receivables had been Discount Option Receivables, minus (ii) the amount actually deposited or conveyed by the Owner on such date pursuant to
         Section 2.07(a).


                                   ARTICLE 3.
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                           EARLY AMORTIZATION EVENTS

                  SECTION 3.1. REPRESENTATIONS AND WARRANTIES; COVENANTS.

                  3.1.1. Each of the Trustee, the Subordinated Purchaser, the Owner, the Servicer and the Originator hereby makes the representations and warranties set forth for such party in Exhibit III hereto.

                  3.1.2. Each of the Trustee, the Owner, the Servicer, and the Originator hereby agrees to perform and observe the covenants set forth for such party in Exhibit IV hereto.

                  3.1.3. In addition, the Servicer hereby agrees to perform and observe the covenants set forth in Exhibit V hereto.

                  SECTION 3.2. EARLY AMORTIZATION EVENTS. If any of the Early Amortization Events set forth in Exhibit VI hereto shall occur and be continuing, then, and in any such event, any or all of the following actions may be taken by notice to the Owner, the Seller and the Servicer: (x) the Purchasers or the Agent may declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) and
(y) the Agent may declare the Commitment Termination Date to have occurred (in which case the Commitment Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of Exhibit VI, the Facility Termination Date and the Commitment Termination Date shall occur. Upon any such declaration or upon any such automatic termination, and subject to any limitations on the Purchasers' and the Banks' rights and remedies in respect of the Pool Receivables under the Pooling and Servicing Agreement or pursuant to the other terms of this Agreement, the Purchasers, the Banks and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided under the UCC with respect to the Receivable Interests purchased by them hereunder and under other applicable law, which rights and remedies shall be cumulative; provided, however, that so long as any Investor Certificates shall be outstanding, the Agent, the Purchasers and the Banks shall not exercise such other rights and remedies under the UCC and other applicable law unless the Agent shall have obtained and delivered to the Trustee an Opinion of Counsel to the effect that the exercise of such rights and remedies shall not materially and adversely affect the interests of the holders of the Investor Certificates.


                                   ARTICLE 4.
                          INDEMNIFICATION; PURCHASE OF
                             INELIGIBLE RECEIVABLES

                  SECTION 4.1. INDEMNITIES BY THE OWNER. Without limiting any other rights that the Agent, the Purchaser Representative, the Seller, the Trustee, any Purchaser, any Bank or any of their respective Affiliates (each, an "Indemnified Party") may have under this Agreement or under applicable law, the Owner hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Purchaser Receivable Interests or in respect of any Receivable or any Cardholder Agreement, excluding, however,
(a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or any of its Affiliates, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Purchaser Receivable Interests or in respect of any Receivable or any Cardholder Agreement. Without limiting or being limited by the foregoing, the Owner shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  4.1.0.1. the creation of an undivided percentage ownership interest in any Receivable (A) which purports to be part of the Net Receivables Pool Balance but which is not, at the date of the creation of such interest, an Eligible RPA Receivable or (B) the Obligor of which is an Affiliate of any of the parties hereto or is a government or a governmental subdivision or agency;

                  4.1.0.2. reliance on (A) any written representation or warranty or statement made or deemed made by the Seller, the Owner or the Originator (or any of their respective officers) on or prior to the date of this Agreement under or in connection with this Agreement, or any exhibit, certificate or report delivered pursuant hereto or thereto or in connection herewith or therewith, which shall have been incorrect in any material respect when made, and (B) thereafter, any representation or warranty or statement made or deemed made by the Seller, the Owner or the Originator (or any of their respective officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

                  4.1.0.3. the failure by the Seller, the Owner or the Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Cardholder Agreement (including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Consumer Protection Act (including, without limitation, the Federal Truth in Lending Act), the Fair Credit Billing Act, and all other laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); or the failure of any Pool Receivable or the related Cardholder Agreement to conform to any such applicable law, rule or regulation;

                  4.1.0.4. the failure to vest in the relevant Purchaser or Bank a perfected undivided percentage ownership interest in the Receivables in, or purporting to be in, the Receivables Pool and the Collections in respect thereof, free and clear of any Adverse Claim (except for interests created therein pursuant to the Pooling and Servicing Agreement);

                  4.1.0.5. the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the

                  Receivables Pool and the Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                  4.1.0.6. any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Cardholder Agreement not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  4.1.0.7. any failure of the Seller, the Owner or the Originator to perform its duties or obligations in accordance with the provisions hereof or of the Pooling and Servicing Agreement or the Purchase Agreement or to perform its duties or obligations under the Cardholder Agreements;

                  4.1.0.8. any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Cardholder Agreement;

                  4.1.0.9. the commingling of Collections of Pool Receivables at any time with other funds;

                  4.1.0.10. any action or omission by the Owner, the Originator or the Seller reducing or impairing the rights of any Purchaser or any Bank with respect to any Pool Receivable or the value of any Pool Receivable (including, without limitation, any cancellation, modification or netting of any Receivable by the Owner, the Originator or the Seller); or

                  4.1.0.11. any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Purchaser Receivable Interests or in respect of any Receivable or Cardholder Agreement.

                  SECTION 4.2. INDEMNITIES BY THE SERVICER. Without limiting any other rights that any Indemnified Party may have under this Agreement or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against, and to pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against, any and all Indemnified Amounts relating to or resulting from any of the following:

                  4.2.0.1. reliance on (A) any written representation or warranty or statement made or deemed made by the Servicer (or any of its officers) on or prior to the date of this Agreement under or in connection with this Agreement, or any exhibit, certificate or report delivered pursuant hereto or in connection herewith, which shall have been incorrect in any material respect when made, and (B) thereafter, any representation or warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

                  4.2.0.2. the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Cardholder Agreement (including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Consumer Protection Act (including, without limitation, the Federal Truth in Lending Act), the Fair Credit Billing Act, and all other laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

                  4.2.0.3. any claim relating to collection activities with respect to any Pool Receivable;

                  4.2.0.4. any failure of the Servicer or the Administrative Servicer to perform its duties or obligations in accordance with the provisions hereof or of the Administrative Servicer Agreement or of the Pooling and Servicing Agreement;

                  4.2.0.5. any action or omission by the Servicer reducing or impairing the rights of any Purchaser or any Bank with respect to any Pool Receivable or the value of any Pool Receivable;

excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or any of its Affiliates, (b) recourse

(except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Cardholder Agreement.

                  SECTION 4.3. PURCHASE OF INELIGIBLE AND CERTAIN OTHER RECEIVABLES.

                  4.3.1. The Owner agrees to make payment when due of all deposits which the Owner is required to make pursuant to Sections 2.4(d)(iii) and 2.4(e) of the Pooling and Servicing Agreement. Any amount deposited by the Owner in the Collection Account pursuant to
         Section 2.4(d)(iii) or 2.4(e) of the Pooling and Servicing Agreement, which deposit is made on account of the Receivable Interests created under this Agreement, shall be deemed to be a Collection in respect of the related Pool Receivable as to which such deposit is made, and the amount of each such Collection shall be applied in accordance with
         Article II hereof. If any such deposit is made after the end of a Due Period but on or prior to the first Distribution Date following the end of such Due Period, such deposit shall be deemed to be a Collection received during such Due Period.

                  4.3.2. If the Pool Receivables shall include any Discount Option Receivables on any date when the Owner is required, pursuant to
         Section 2.4(d)(iii) or 2.4(e) of the Pooling and Servicing Agreement, to deposit any amount into the Collection Account on account of the Receivable Interests created under this Agreement, the Owner shall make an additional deposit into the Collection Account on such date in an amount equal to the difference between (i) the amount the Owner would have been required to deposit into the Collection Account on such date on account of such Receivable Interests pursuant to the Pooling and Servicing Agreement if none of the Pool Receivables had been Discount Option Receivables, minus (ii) the amount actually deposited by the Owner into the Collection Account on such date on account of such Receivable Interests pursuant to the Pooling and Servicing Agreement.

                  SECTION 4.4. REASSIGNMENT OF RECEIVABLES AND RECEIVABLE INTERESTS.

                  4.4.1. If, pursuant to Section 2.4(d) of the Pooling and Servicing Agreement, any Receivables that are "Ineligible Receivables" (as defined in the Pooling and Servicing Agreement) are required to be assigned by the Seller to the Owner, each Purchaser, each Bank and the Subordinated Purchaser hereby assigns such Receivables to the extent of its Receivable Interest to the Seller, effective upon and simultaneously with the assignment by the Seller of such Receivable to the Owner in accordance with the Pooling and Servicing Agreement, subject to the prior payment by the Owner of the amounts required under the Pooling and Servicing Agreement.

                  4.4.2. If, pursuant to Section 2.4(e) of the Pooling and Servicing Agreement, all Receivable Interests are required to be assigned by the Seller to the Owner, each Purchaser, each Bank and the Subordinated Purchaser hereby assigns its Receivable Interest to the Seller, effective upon and simultaneously with the assignment by the Seller of the Receivables to the Owner in accordance with the Pooling and Servicing Agreement, subject to the prior payment by the Owner of the amounts required under the Pooling and Servicing Agreement.

                  4.4.3. If, pursuant to Section 9.2 of the Pooling and Servicing Agreement, all Receivables are to be sold by the Seller, each Purchaser, each Bank and the Subordinated Purchaser hereby assigns its Receivable Interest to the Seller, effective upon and simultaneously with the sale by the Seller of the Receivables in accordance with the Pooling and Servicing Agreement.

                  SECTION 4.5. REPURCHASE OF PURCHASER RECEIVABLE INTERESTS. On any Distribution Date on or after the Facility Termination Date and the Commitment Termination Date, the Owner may, upon 30 days' prior notice to the Agent, purchase all, but not less than all, of the Purchaser Receivable Interests outstanding on such Distribution Date, in accordance with the terms specified in Section 12.2(a) of the Pooling and Servicing Agreement, provided that on such Distribution Date (a) the Subordinated Purchaser Capital has not been reduced to zero, and (b) the sum of the Purchaser Capital plus the Subordinated Purchaser Capital is equal to or less than 5% of the highest Purchase Limit theretofore in effect under this Agreement. The deposit required in connection with any such purchase shall be made to the Agent's Account, for the account of the relevant Purchaser(s) and Bank(s), and shall be in an amount equal to the Purchaser Capital plus all Yield accrued thereon through the date of such purchase. The Owner shall also pay to the Agent, on the date of any such purchase, for the account of the Agent and the relevant Purchaser(s) and Bank(s), Indemnified Parties and Affected Persons as the case may be, all accrued fees, costs and expenses and Indemnified Amounts payable hereunder to the Agent, the Purchasers, the Banks, Indemnified Parties and/or Affected Persons.


                                   ARTICLE 5.
                                  THE SERVICER

                  SECTION 5.1. DESIGNATION OF THE SERVICER; DELEGATION OF
DUTIES.

                  5.1.1. Each of the Seller, the Subordinated Purchaser, the Purchasers, the Banks and the Agent hereby confirms that the Person appointed from time to time to act as Servicer under the Pooling and Servicing Agreement, initially Spirit, shall act as its agent and as agent for the holders of the Investor Certificates in servicing the Pool Receivables and the Collections. The parties hereto confirm that it is impracticable to have more than one Servicer servicing the Pool Receivables and, accordingly, all servicing activities described in the Pooling and Servicing Agreement shall be the responsibility of the Servicer and shall be performed in accordance with the Pooling and Servicing Agreement. Spirit as the initial Servicer hereby confirms, for the benefit of the parties hereto, that it shall perform the duties and obligations of the Servicer pursuant to the terms of the Pooling and Servicing Agreement.

                  5.1.2. In accordance with Section 10.2 of the Pooling and Servicing Agreement, the Servicer may be terminated from time to time. Any Successor Servicer shall be appointed by the Trustee in accordance with Section 10.2 of the Pooling and Servicing Agreement and any Successor Servicer so appointed shall act as the Servicer.

                  5.1.3. The Servicer may subcontract with any other Person, with the prior consent of the Agent (which consent will not be unreasonably withheld), for the administration and collection of the Pool Receivables; provided, however, that such subcontract shall not affect the Servicer's liability for performance of its duties and obligations pursuant to the terms hereof and of the Pooling and Servicing Agreement. The Agent hereby acknowledges and consents to the continuation of Alliance Data Services, Inc. as the Administrative Servicer pursuant to the terms and conditions set forth in the Administrative Servicer Agreement.

                  SECTION 5.2. ADMINISTRATION AND COLLECTION OF THE POOL RECEIVABLES. In addition to performing the duties undertaken pursuant to the Pooling and Servicing Agreement, the Servicer shall conduct the administration and collection of the Pool Receivables in accordance with the provisions of
Exhibit V.

                  SECTION 5.3. SERVICER FEE. The Servicer shall be paid a servicing fee (the "Servicer Fee") at the per annum rate of 2.0% (the "Servicing Fee Rate") on the average daily Purchaser Capital and Subordinated Purchaser Capital of each Receivable Interest, from the date of purchase of such Receivable Interest until the date on which such Purchaser Capital and Subordinated Purchaser Capital is reduced to zero, payable on each Distribution Date for the immediately preceding Settlement Period. The Servicer Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Article II of the Agreement.

                                   ARTICLE 6.
                          THE PURCHASER REPRESENTATIVE

                  SECTION 6.1. DESIGNATION OF THE PURCHASER REPRESENTATIVE.

                  6.1.1. CNAI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Purchaser Representative pursuant to the terms hereof and (with respect to the Receivables Purchase Series arising in connection with this Agreement) pursuant to the Pooling and Servicing Agreement.

                  6.1.2. The Purchasers, the Banks, the Subordinated Purchaser and the Agent hereby appoint the Purchaser Representative, from time to time designated pursuant to this Section 6.01, as the representative for themselves and for the Purchasers and the Banks to perform the duties and obligations of the Purchaser Representative on their behalf under the Pooling and Servicing Agreement.

                  6.1.3. The Agent may, by notice to the Seller, the Owner, the Subordinated Purchaser and the Servicer, designate another Person (including, without limitation, the Agent itself) to succeed CNAI as the Purchaser Representative if such Person shall consent and agree to the terms hereof and of the Pooling and Servicing Agreement.

                  SECTION 6.2. DUTIES OF THE PURCHASER REPRESENTATIVE.

                  6.2.1. The Purchaser Representative shall furnish to each Purchaser, each Bank and to the Subordinated Purchaser a copy of each notice, instrument or other document received by it in connection with this Agreement or the Pooling and Servicing Agreement within a reasonable period of time after receipt thereof.

                  6.2.2. The Purchaser Representative shall, on behalf of the Purchasers, the Banks and the Subordinated Purchaser, direct the time, method and place of exercising any right or remedy available to the Purchasers, the Banks and/or the Subordinated Purchaser under the Pooling and Servicing Agreement and take such other actions under the Pooling and Servicing Agreement as could be taken by the Purchasers, the Banks and/or the Subordinated Purchaser and as are, in the sole discretion of the Purchaser Representative, necessary or desirable to effectuate the purposes of this Agreement; provided, however, that the Purchaser Representative shall not be required to take any action which exposes the Purchaser Representative to personal liability or which is contrary to this Agreement or applicable law.

                  SECTION 6.3. LIMITATION ON PURCHASER REPRESENTATIVE LIABILITY, ETC.

                  6.3.1. Neither the Purchaser Representative nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Purchaser Representative:

                           6.3.1.1. may treat the Purchaser of or the Bank which
                  funded any purchase of any Purchaser Receivable Interest as the holder thereof, and may treat the Subordinated Purchaser as the holder of the Subordinated Receivable Interest, until the Purchaser Representative receives written notice of the assignment or transfer thereof signed by such Person and in form satisfactory to the Purchaser Representative;

                           6.3.1.2. may consult with legal counsel (including
                  counsel for the Seller, the Owner, the Originator or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

                           6.3.1.3. makes no warranty or representation to any
                  Purchaser, any Bank or to the Subordinated Purchaser and shall not be responsible to any Purchaser, any Bank or to the Subordinated Purchaser for any statements, warranties or representations made in or in connection with this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement;

                           6.3.1.4. shall not have any duty to ascertain or to
                  inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement on the part of the Seller, the Owner, the Originator or the Servicer or to inspect the property (including the books and records) of the Seller, the Owner or the Servicer;

                           6.3.1.5. shall not be responsible to any Purchaser,
                  any Bank or the Subordinated Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement or any instrument or document furnished pursuant hereto; and

                           6.3.1.6. shall incur no liability under or in respect
                  of this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement or any such other document or instrument by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram) believed by it to be genuine and signed or sent by the proper party or parties.

         6.3.2. With respect to rights and obligations under this Agreement and as the Purchaser or a Bank hereunder, CRC shall have the same rights and powers under this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement or any such other document or instrument as any other Purchaser or Bank and may exercise the same as though CNAI were not the Purchaser Representative hereunder. CNAI and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Seller, the Owner or the Servicer, any of their respective Affiliates and any Person or entity who may do business with or own securities of the Seller, the Owner or the Servicer or any of its Affiliates, all as if CNAI were not the Purchaser Representative and without any duty to account therefor to the Purchasers, the Banks or the Subordinated Purchaser.

         6.3.3. The Subordinated Purchaser acknowledges that it has, independently and without reliance upon the Purchaser Representative and based on such financial statements and other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Subordinated Purchaser also acknowledges that it will, independently and without reliance upon the Purchaser Representative or any other Purchaser or Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement and any other agreement or other document.

                                   ARTICLE 7.
                                 MISCELLANEOUS

         SECTION 7.1. AMENDMENTS, WAIVERS, ETC.

         7.1.1. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller, the Owner, the Servicer or the Subordinated Purchaser therefrom shall be effective unless in a writing signed by the Owner, the Seller, the Servicer, the Subordinated Purchaser and the Agent, as agent for the Purchasers and the Banks, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that so long as any Investor Certificates shall be outstanding, no such amendment shall become effective unless (i) the Owner shall have delivered an Opinion of Counsel to the Agent and the Trustee to the effect that such amendment shall not materially and adversely affect the interests of the holders of the Investor Certificates or (ii) S&P and Moody's shall have notified the Owner, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of their respective ratings on any Investor Certificates. In addition, and so long as any Investor Certificates shall be outstanding, (y) if such amendment relates to any of the provisions of Article II hereof (and regardless of whether an Opinion of Counsel has been delivered pursuant to clause (i) of the preceding sentence), S&P shall have notified the Owner, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of its rating on any Investor Certificates, or (z) if such amendment relates to any other provisions of this Agreement (other than an amendment the sole effect of which is to extend the Facility Termination Date or the Commitment Termination Date, to reduce the Purchase Limit or to modify the terms of an Enhancement which is for the sole benefit of the Receivables Purchase Interest under this Agreement), S&P shall have been given at least one Business Day's prior written notice of such amendment and S&P shall not have advised the Owner or the Servicer at the close of business on the Business Day following receipt of such notice that such action would result in a reduction or withdrawal of its rating on any Investor Certificates. Defined terms which are incorporated herein by reference from the Pooling and Servicing Agreement shall not be altered or affected by any subsequent amendment to the Pooling and Servicing Agreement which relates to such terms, unless the Agent shall have consented in writing to such amendment.

         7.1.2. No failure on the part of any Purchaser, any Bank, the Subordinated Purchaser or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 7.2. NOTICES, ETC.

         7.2.1. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

         7.2.2. So long as Spirit is the Servicer under this Agreement, any notice required to be given to the Owner and the Servicer hereunder shall be deemed to have been delivered to both the Owner and the Servicer if such notice is delivered to Spirit at its address set forth below its name on the signature page hereof.

         SECTION 7.3. ASSIGNABILITY.

         7.3.1. This Agreement and each Purchaser's rights and obligations herein (including ownership of each Purchaser Receivable Interest) shall be assignable by such Purchaser and its successors and assigns; provided, that no assignee shall be entitled to compensation pursuant to Section 1.05(a) hereof at a rate in excess of that to which the assignor Purchaser was entitled immediately prior to such assignment; and provided, further, that, unless the proposed assignee is CNAI or a Bank, (i) each assignor of a Purchaser Receivable Interest or any interest therein shall give the Agent, the Owner, the Servicer and the Seller at least ten Business Days' notice of a proposed assignment and shall not consummate such assignment if the Owner notifies such assignor that the proposed assignee or any Affiliate of a proposed assignee is a competitor of the Owner, Charming Shoppes or any of their respective Affiliates, and (ii) the amount being assigned pursuant to each such assignment (determined as of the date of such assignment) shall in no event be less than the lesser of (x) $10,000,000 and (y) the assigning Purchaser's share of the Purchase Limit.

         7.3.1.1. Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Purchaser Receivable Interests or interests therein owned by it); provided, that no assignee shall be entitled to compensation pursuant to Section 1.05(a) hereof at a rate in excess of that to which the assignor Bank was entitled immediately prior to such assignment; and provided, further, that, unless the proposed assignee is CNAI or a Bank, each assignor of a Purchaser Receivable Interest or any interest therein shall give the Agent, the Owner, the Servicer and the Seller at least ten Business Days' notice of a proposed assignment and shall not consummate such assignment if the Owner notifies such assignor that the proposed assignee or any Affiliate of the proposed assignee is a competitor of the Owner, Charming Shoppes or any of their respective Affiliates; and provided, further, that in the case of any assignment,

                  7.3.1.1.1. each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

                  7.3.1.1.2. the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) $10,000,000 and (y) the assigning Bank's Bank Commitment,

                  7.3.1.1.3. the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500,

                  7.3.1.1.4. concurrently with such assignment, if such Bank is a Bank other than Citibank, the assignor thereunder shall assign to such Eligible Assignee an equal percentage of its rights and obligations under the APA, and

                  7.3.1.1.5. Citibank may not assign any portion of its Bank Commitment to the extent it reduces such Bank Commitment below (x) 10% of the Purchase Limit minus (y) the Purchaser Capital of all Purchaser Receivable Interests owned by CNAI or any of its Affiliates.

         7.3.1.2. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

         7.3.1.3. The Agent shall maintain at its address referred to in Section
7.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of, and aggregate outstanding Purchaser Capital of Purchaser Receivable Interests or interests therein owned by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Owner, the Servicer, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller, the Owner, the Servicer, or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  7.3.1.4. Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and by an assignee which is an Eligible Assignee or an existing Bank, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Annex H hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller, the Owner and the Servicer.

                  7.3.1.5. Notwithstanding any of the other provisions of this
         Section 7.03, Citibank or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of Purchaser Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Agent, the Owner, the Servicer or the Seller.

         7.3.2. Subject to the provisions of Section 7.06(b) hereof, each assignor of a Purchaser Receivable Interest may in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller, the Servicer, the Owner or the Originator, including the Receivables, furnished to such assignor by or on behalf of the Seller, the Servicer, the Owner or the Originator or by the Agent.

         7.3.3. This Agreement and the rights and obligations of the Agent (in its capacity as agent hereunder) herein shall be assignable by the Agent and its successors and assigns; provided, however, that the Agent agrees that it will not assign of its own volition such rights and obligations to any Person other than an Affiliate of CNAI unless:

                  7.3.3.1. in the reasonable judgment of the Agent consistent with its internal policy (including, without limitation, the internal policy of any Affiliate of the Agent, with respect to which the manner in which conflicts of interest are to be resolved) and legal and regulatory restrictions, the Agent determines that it would be disadvantageous to the Agent or an Affiliate of the Agent for it to continue as the Agent hereunder, or

                  7.3.3.2. the Agent's decision to assign its rights and obligations (in its capacity as the agent hereunder) is consistent with its determination to assign its rights and obligations as the agent in respect of a majority of the other transactions with sellers of receivables in which it is, at such time, the agent, which involve receivables having a tenor similar to the tenor of the Receivables.


         7.3.4. None of the Seller or subject to paragraph 2(m) of Exhibit IV hereto, the Owner, or subject to Section 8.2 of the Pooling and Servicing Agreement and paragraph 3(e) of Exhibit IV hereto, the Servicer, may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

         7.3.5. Each Purchaser may sell participations, to one or more banks or other financial institutions, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, any Purchaser Receivable Interests or interests therein owned by it); provided, however, that
(i) unless the proposed participant is CNAI or a Bank, each seller of a participation shall give the Agent, the Owner, the Servicer and the Seller at least ten Business Days' notice of a proposed participation and shall not consummate such participation if the Owner notifies such seller that the proposed participant or any Affiliate of the proposed participant is a competitor of the Owner, Charming Shoppes or any of their respective Affiliates;
(ii) such selling Purchaser's obligations under this Agreement shall remain unchanged; (iii) such selling Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iv) the amount being participated pursuant to each such participation (determined as of the date of such participation) shall in no event be less than the lesser of (x) $10,000,000 and (y) the selling Purchaser's share of the Purchase Limit. The parties to this Agreement shall continue to deal solely and directly with such selling Purchaser in connection with such Purchaser's rights and obligations under this Agreement.

         7.3.6. Each Bank may sell participations, to one or more banks or other financial institutions, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Purchaser Receivable Interests or interests therein owned by it); provided, however, that (i) unless the proposed participant is CNAI or a Bank, each seller of a participation shall give the Agent, the Owner, the Servicer and the Seller at least ten Business Days' notice of a proposed participation and shall not consummate such participation if the Owner notifies such seller that the proposed participant or any Affiliate of the proposed participant is a competitor of the Owner, Charming Shoppes or any of their respective Affiliates; (ii) such selling Bank's obligations under this Agreement (including, without limitation, its Bank Commitment hereunder) shall remain unchanged; (iii) such selling Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; (iv) the amount being participated pursuant to each such participation (determined as of the date of such participation) shall in no event be less than the lesser of (x) $10,000,000 and (y) the selling Bank's Bank Commitment; and (v) concurrently with such participation, the selling Bank (if other than Citibank) thereunder shall sell to such participant an equal percentage of its rights and obligations under the APA. The parties to this Agreement shall continue to deal solely and directly with such selling Bank in connection with such Bank's rights and obligations under this Agreement

         7.3.7. No transfer (or purported transfer) of all or any part of the Purchaser Receivable Interests (or any participation or other economic interest therein) or the Subordinated Receivable Interests (or any participation or other economic interest therein), whether to another Receivables Purchaser or to a person who is not a Receivables Purchaser, shall be effective, and any such transfer (or purported transfer) shall be void ab initio, and no Person shall otherwise become a holder of a Purchaser Receivable Interest or a Subordinated Receivable Interest if (i) at the time of such transfer (or purported transfer) any Purchaser Receivable Interests or Subordinated Receivable Interests are traded on a Market, (ii) after such transfer (or purported transfer) the Trust would have more than 25 Private Holders of the Purchaser Receivable Interests or the Subordinated Receivable Interests (or any participation or other economic interests in any of the foregoing), (iii) the Purchaser Receivable Interests or Subordinated Receivable Interests were required to be registered under the Securities Act (or, to the extent sold or offered pursuant to Regulation S (17 CFR 230.901 through 230.904 or any successor thereto), would have been required to be registered under the Securities Act if sold or offered within the United States) or (iv) such transfer (or purported transfer) is to a Person other than
(x) an "accredited investor" as defined in paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act, (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act or (z) an Affiliate of the Owner, provided, however, that the Trustee shall not be responsible for monitoring compliance with the requirements of this subsection (h) with respect to any transfer (or purported transfer) unless it shall have received prior written notice of the applicability thereof from the Servicer.

         SECTION 7.4. COSTS, EXPENSES AND TAXES.

         7.4.1. In addition to the rights of indemnification granted under Sections 4.01 and 4.02 hereof, the Owner agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, any asset purchase agreement or similar agreement relating to the sale or transfer of interests in Purchaser Receivable Interests and the other documents and agreements to be delivered hereunder, including, without limitation, (i) the reasonable fees and out-of-pocket expenses of counsel for the Agent, CNAI, Citicorp Securities Inc., Citibank, CRC with respect thereto and with respect to advising the Agent, CNAI, Citicorp Securities, Inc., Citibank and CRC as to their rights and remedies under this Agreement, (ii) the Agent's out-of-pocket costs and expenses in connection with annual audits under paragraph 1(b) of Exhibit V, and (iii) all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, CNAI, Citicorp Securities, Inc., Citibank, the Seller, the Trustee, the Purchasers or the Banks in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

         7.4.2. In addition, the Owner shall pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 7.5. NO PROCEEDINGS.

         7.5.1. Each of the Seller, the Agent, the Owner, the Originator, the Servicer, the Subordinated Purchaser, each Purchaser, each Bank, each assignee of a Purchaser Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Purchaser Receivable Interests or interests therein hereby agrees that it will not institute against CRC any proceeding of the type referred to in paragraph (g) of Exhibit VI so long as any senior indebtedness issued by CRC shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

         7.5.2. Each of the Agent, the Owner, the Originator, the Servicer, each Purchaser, each Bank, each assignee of a

Purchaser Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Purchaser Receivable Interests or interests therein hereby agrees that it will not institute against the Trust any proceeding of the type referred to in paragraph (g) of Exhibit VI so long as any Investor Certificate shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any Investor Certificate shall have been outstanding.

         SECTION 7.6. CONFIDENTIALITY.

         7.6.1. Unless otherwise required by applicable law, each of the Seller, the Owner, the Originator, the Servicer and the Subordinated Purchaser agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (ii) to independent financial rating agencies in connection with the rating of any Certificate Series issued or to be issued pursuant to the Pooling and Servicing Agreement, and (iii) to the Seller's legal counsel and auditors, the Owner's or the Originator's legal counsel and auditors, the Servicer's legal counsel and auditors, and the Subordinated Purchaser's legal counsel and auditors if, in each case, they agree (whether or not in writing) to hold it confidential; and provided, further, that this Agreement may be filed by Charming Shoppes with the Securities and Exchange Commission as an exhibit to an annual report on Form 10-K or a quarterly report on Form 10-Q under the Exchange Act, in each case without any special confidentiality requirement.

         7.6.2. Each of the Agent, each Purchaser and each Bank agrees (i) to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise, (ii) to use reasonable efforts (e.g., procedures substantially comparable to those applied by the Agent, such Purchaser or Bank, as the case may be, in respect of non-public information as to its business) to maintain the confidentiality of (x) the Owner's or the Originator's customer lists, the list of Stores delivered to the Agent pursuant to paragraph 2(n) of Exhibit IV hereto, and any other non-public information as to the Owner's or the Originator's business and the Servicer's business and (y) the contents of the Administrative Servicer Agreement, in each case, to the extent that such information is not and does not become publicly available (other than by the filing of financing statements pursuant to this Agreement), and (iii) not to use any of the information described in the preceding clauses (x) and (y) for any purposes not specifically related to its business relationship with the Owner, the Servicer and the Trust or its ownership of Purchaser Receivable Interests or interests therein; provided, that nothing in this subsection (b) shall affect the disclosure of this Agreement or such non-public information (1) to the extent required by law (including statute, rule, regulation or judicial process), (2) to the Agent's, a Purchaser's or a Bank's counsel or accountants, as the case may be, provided they agree (whether or not in writing) to hold it confidential, and (3) to bank and insurance company examiners and auditors, appropriate government examining authorities and independent financial rating agencies, and provided, further, that the Agent, each Bank, each Purchaser and each assignee of Receivable Interests may, in connection with any assignment or participation, or proposed assignment or participation, disclose this Agreement to the assignee or participant or to a proposed assignee or participant and any information relating to the Owner, the Originator or the Servicer furnished to such entity by or on behalf of the Owner, the Originator or the Servicer or by the Agent, if, prior to any such disclosure, such assignee or participant or proposed assignee or participant agrees, in a writing reasonably satisfactory to the Owner, the Originator or the Servicer, as the case may be, to preserve the confidentiality of this Agreement and any confidential information relating to the Owner, the Originator or the Servicer received by it from any of the foregoing entities and to be bound by the provisions of this Section 7.06(b). The Agent, each Purchaser and each Bank shall, as promptly as practicable after becoming aware of any disclosure of any confidential information relating to the Owner, the Originator or the Servicer, use good faith efforts to notify the Owner, the Originator and the Servicer of such disclosure; provided, however, that the failure by the Agent, any Purchaser or any Bank to give such notice shall not subject it to liability.

         SECTION 7.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE PURCHASERS, THE BANKS OR THE SUBORDINATED PURCHASER IN THE RECEIVABLES OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 7.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 7.9. Survival of Termination. The provisions of Sections 1.05, 1.06, 4.01, 4.02, 4.03, 7.04, 7.05 and 7.06 shall survive any termination of this Agreement.

         SECTION 7.10. Tax Treatment. The Owner and the Seller have structured this Agreement and the Purchaser Receivable Interests with the intention that the Purchaser Receivable Interests will qualify under applicable federal, state and local tax law as indebtedness. Except as otherwise required by law, the Seller, the Servicer, the Agent and each Purchaser agree to treat and to take no action inconsistent with the treatment of the Purchaser Receivable Interests as indebtedness for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income.

         SECTION 7.11. Duties of the Trustee. The Trustee hereby agrees to (i) perform its duties and obligations as set forth in the Pooling and Servicing Agreement and (ii) promptly take each action which the Agent may specify in accordance with Section 11.14(a) or any other applicable Section of the Pooling and Servicing Agreement to enforce the Pooling and Servicing Agreement for the benefit of the Purchasers, the Banks, any other receivables purchasers, and any holders of Investor Certificates, all with reasonable care and diligence and in accordance with applicable laws, rules and regulations and the Pooling and Servicing Agreement.

         SECTION 7.12. Limitation on Seller/Trustee Liability, Etc.

                  7.12.1. Neither the Trustee, in its individual capacity or in its capacity as the Seller hereunder, nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the
         Trustee:

                           7.12.1.1. may consult with legal counsel (including
                  counsel for the Seller, the Owner, the Originator or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

                           7.12.1.2. makes no warranty or representation to any
                  Purchaser, any Bank or to the Subordinated Purchaser and shall not be responsible to any Purchaser, any Bank or to the Subordinated Purchaser for any statements, warranties or representations made in or in connection with this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement;

                           7.12.1.3. shall not have any duty to ascertain or to
                  inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement on the part of the Seller, the Owner, the Originator or the Servicer or to inspect the property (including the books and records) of the Seller, the Owner, the Originator or the Servicer;

                           7.12.1.4. shall not be responsible to any Purchaser,
                  any Bank or the Subordinated Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Pooling and Servicing Agreement or the Purchase Agreement or any instrument or document furnished pursuant hereto; and

                           7.12.1.5. shall incur no liability under or in
                  respect of this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement or any such other document or instrument by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.13. THIRD PARTY BENEFICIARIES.

         7.13.1. Each of the Seller, the Owner, the Originator and the Trustee hereby acknowledge that the Agent, for the benefit of the Purchasers and the Banks, and the Purchasers and the Banks are, to the extent of the Purchasers' and the Banks' respective rights and obligations under this Agreement, intended to be third party beneficiaries under Section 13.14 of the Pooling and Servicing Agreement.

         7.13.2. No "Investor Certificateholder" or "Enhancement Provider" (in each case as defined in the Pooling and Servicing Agreement) shall be a third-party beneficiary of this Agreement or have any benefit or any legal or equitable right, remedy or claim under this Agreement.

         SECTION 7.14. LIMITED RECOURSE.

         7.14.1. In no event will any Purchaser or any Bank have any right or interest in the Trust to the extent allocated to the holder of Investor Certificates or attributable to the receivables purchase interest of any other Receivables Purchaser. Notwithstanding any other provision herein or in any other agreement or instrument, the Agent, on behalf of each Purchaser and each Bank, confirms that it and each Purchaser and each Bank have no interest in and will make no claim on, or otherwise interfere with, distributions of Collections allocated to any Investor Certificates or attributable to any other Receivables Purchasers under the Pooling and Servicing Agreement, any Supplement or any other receivables purchase agreement.

         7.14.2. Notwithstanding any claim that any Purchaser, any Bank or the Agent may have hereunder, no such claim shall be payable from any Collections other than those attributable to the Receivables Purchase Interest pursuant to
Section 2.01 and, as to all claims that any Purchaser, any Bank or the Agent may have hereunder against the Trust, no such claim shall be payable other than from Allocable Finance Charge Collections, Allocable Principal Collections and the Allocation Percentage of Recoveries of Pool Receivables attributable to the Receivables Purchase Interest pursuant to Section 2.01. Nothing contained in this Section, however, shall limit or affect any claim that any Purchaser, any Bank or the Agent may have hereunder against the Owner, the Originator or the Servicer for any obligations under this Agreement which are direct obligations of the Owner, the Originator or the Servicer.

         7.14.3. By way of clarification of certain provisions contained in
Section 6.16(a) and 12.1(c) of the Pooling and Servicing Agreement, the parties hereto confirm and agree that the reference in the last sentence of Section 6.16(a) to "equally and ratably" and the reference in the second sentence of
Section 12.1(c) to "pro rata" means that the applicable benefits and payments will be allocated among the different Series in accordance with the "Investor/Purchaser Percentages" of the relevant Series (which, in the case of the Series created by this Agreement, is the Allocation Percentage) and among the Receivables Purchasers within each Receivable Purchase Series in accordance with the priorities set forth in the receivables purchase agreement for such Series.

                  SECTION 7.15. LIMITATION ON RIGHTS OF PURCHASERS AND BANKS. It is understood and intended, and upon the purchase of each Purchaser Receivable Interest the Agent, each Purchaser and each Bank shall be deemed to have expressly covenanted and agreed with every other Receivables Purchaser and holder of an Investor Certificate and the Trustee, that the Purchaser Receivable Interests and the Investor Certificates shall rank pari passu among one another and amongst themselves (except for any Enhancement that may apply to only the Purchaser Receivable Interests or one series of Investor Certificates) and neither the Agent nor any Purchaser or Bank shall have any right hereunder or under the Pooling and Servicing Agreement (i) to surrender, waive, impair, disturb or prejudice the rights of any other Receivables Purchasers or the holders of the Investor Certificates, (ii) to obtain or seek to obtain priority over or preference to any other Receivables Purchaser or holder of an Investor Certificate or (iii) to enforce any right under this Agreement or the Pooling and Servicing Agreement against the Seller, except in the manner provided in the Pooling and Servicing Agreement and for the equal, ratable and common benefit of all Receivables Purchasers and holders of Investor Certificates and except (x) as otherwise expressly provided in the Pooling and Servicing Agreement or (y) to the extent this Agreement creates independent and non-duplicative rights against the Seller. For the protection and enforcement of the provisions of this Section, each and every Receivables Purchaser and holder of an Investor Certificate and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 7.16. THE CO ESCROW ACCOUNT.

                  7.16.1. Establishment. If at any time the Quarterly Charge-Off Ratio shall exceed 12%, the Agent shall establish an account (the "CO Escrow Account") in the name and under the control of the Agent with an Eligible Institution (which may be Citibank) titled "Citicorp North America, Inc., as Agent, pursuant to the Amended and Restated Receivables Purchase Agreement dated as of November 25, 1997, as amended, among Spirit of America National Bank, as Owner and Servicer, the Agent and certain other parties (CO Escrow Account)". The CO Escrow Account shall be a fully segregated trust account, unless the Escrow Bank shall be (i) an Eligible Institution having short-term debt ratings from S&P and Moody's no lower than A-1/P-1 or (ii) Citibank. The CO Escrow Account shall be under the sole dominion and control of the Agent, and neither the Subordinated Purchaser, nor any Person claiming by, through or under the Subordinated Purchaser shall have any right, title or interest in, or any right to withdraw any amount from, the CO Escrow Account.

         7.16.2. Taxation. The taxpayer identification number associated with the CO Escrow Account shall be that of the Subordinated Purchaser and the Subordinated Purchaser will report for federal, state and local income tax purposes the income, if any, earned on funds in the CO Escrow Account.

         7.16.3. Investments. The Subordinated Purchaser is hereby appointed as the investment agent, which appointment the Subordinated Purchaser hereby accepts, to act on behalf of the Agent for determining investments of cash at any time on deposit in the CO Escrow Account. All funds on deposit in the CO Escrow Account shall be invested in Eligible Investments (as shall be specified by the Subordinated Purchaser, as investment agent, in writing to the Escrow Bank and the Agent; provided, that if the Subordinated Purchaser shall fail to specify such Eligible Investments in a timely manner, the Agent may specify such Eligible Investments) which shall mature not later than the Business Day preceding the next Distribution Date and shall be held to maturity. All such investments shall be made in the name of the Escrow Bank, as agent, and held by the Escrow Bank, or its nominee, for the benefit of the Agent. The Escrow Bank shall not be liable for any loss incurred in connection with any investment in the CO Escrow Account, except for losses in respect of investments in any investment issued or guaranteed by the Escrow Bank. Income earned on funds deposited to the CO Escrow Account, if any, shall be considered a part of the CO Escrow Account.

         7.16.4. New CO Escrow Account. In the event the Escrow Bank ceases to be an Eligible Institution, the Agent shall, within ten days after learning thereof, establish a new CO Escrow Account (and transfer any balance and investments then in the CO Escrow Account to such new CO Escrow Account) at another Eligible Institution.

         7.16.5. Statements for CO Escrow Account. On a monthly basis, the Escrow Bank shall provide the Agent with a written statement with respect to the preceding calendar month regarding the CO Escrow Account in a form customary for statements provided by the Escrow Bank for other accounts held by it, which statement shall include, at a minimum, the amount on deposit in the CO Escrow Account, and the dates and amounts of all deposits, withdrawals and investment earnings with respect to the CO Escrow Account. The Escrow Bank shall promptly deliver a copy of each such statement to the Subordinated Purchaser and to the Servicer.

         7.16.6. Payments to CO Escrow Account. On each Distribution Date, commencing on any Distribution Date on which the Quarterly Charge-Off Ratio shall exceed 12% and continuing until the earlier of (i) the second Distribution Date thereafter on which the Quarterly Charge-Off Ratio shall be less than 12% and (ii) the Termination Date, the Subordinated Purchaser shall pay into the CO Escrow Account an amount such that, after giving effect to such payment, the aggregate funds on deposit in the CO Escrow Account shall at least be equal to an amount (the "Required CO Escrow Amount") equal to the product of (x) the aggregate outstanding Purchaser Capital multiplied by (y) a percentage equal to the excess, if any, of the higher of the Quarterly Charge-Off Ratios for the two Due Periods preceding such Distribution Date minus 12%.

         7.16.7. Payments from CO Escrow Account. On each Distribution Date preceding the Termination Date on which the funds on deposit in the CO Escrow Account exceed the Required CO Escrow Amount, the Agent agrees to notify the Escrow Bank to pay such excess to the Subordinated Purchaser. On the second Business Day preceding each Distribution Date, the Servicer will determine whether any Purchaser Charge-Offs will arise with respect to the related Due Period pursuant to Section 2.05(d) or Section 2.07(a) and will give the Agent notice of the amount thereof (such amount, the "New Purchaser Charge-Offs"). By 1:00 P.M. New York City time on the Business Day prior to each Distribution Date on which the amount of the New Purchaser Charge-Offs is greater than zero or on which any unreimbursed Purchaser Charge-Offs exist, the Agent on behalf of the Owners shall notify the Escrow Bank requesting payment thereof. To the extent funds are available in the CO Escrow Account, the Escrow Bank shall pay the amount requested to the Agent by noon New York City time on such Distribution Date, and the Agent shall distribute such funds to the Purchasers and the Banks. Such payment and distribution of funds from the CO Escrow Account shall not result in any reduction of Purchaser Capital.

         7.16.8. Pledge. The Subordinated Purchaser hereby pledges and assigns to the Agent for the benefit of the Purchasers and the Banks, and hereby grants to the Agent for the benefit of the Purchasers and the Banks, a security interest in, all of the Subordinated Purchaser's right, title and interest in and to the CO Escrow Account, including, without limitation, all funds on deposit therein, all investments arising out of such funds, all interest and any other income arising therefrom, all claims thereunder or in connection therewith, and all cash, instruments, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of such account, such funds or such investments, and all money at any time in the possession or under the control of, or in transit to such account, or any bailee, nominee, agent or custodian of the Escrow Bank, and all proceeds and products of any of the foregoing. Except as provided in the preceding sentence, the Subordinated Purchaser may not assign, transfer or otherwise convey its rights under this Agreement to receive any amounts from the CO Escrow Account.

                  7.16.9. Termination of CO Escrow Account. Unless the balance in the CO Escrow Account has been sooner reduced to zero pursuant to paragraph (g) of this Section 7.16, on the date occurring on or immediately after the date on which the Adjusted Purchaser Capital is reduced to zero, all funds then on deposit in the CO Escrow Account shall be paid to the Subordinated Purchaser, and the CO Escrow Account shall be closed.

         If, on the Distribution Date immediately following the second anniversary of the commencement of the Amortization Period, the CO Escrow Account shall not have been closed in accordance with the preceding sentence, then on such Distribution Date, all funds then on deposit in the CO Escrow Account shall be applied as follows: first, such funds, in an amount not in excess of the Adjusted Purchaser Capital for such Distribution Date, shall be paid to the Agent, and upon receipt of such funds, the Agent shall distribute such funds to the Purchasers and the Banks; and second, the balance, if any, shall be paid to the Subordinated Purchaser. Upon the making of all payments described in the preceding sentence, the CO Escrow Account shall be closed.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


         SELLER:                    FIRST UNION NATIONAL BANK,
                                      not in its individual capacity but
                                      solely as the Trustee for CHARMING
                                      SHOPPES MASTER TRUST


                                    By:
                                          Title:  Vice President

                                          123 South Broad Street
                                          Philadelphia, Pennsylvania  19109

                                          Attention: Corporate Trust Services

                                          Facsimile Number:  (215) 985-7290

                                          with copies to:

                                          Pepper, Hamilton & Scheetz
                                          1201 Market Street, Suite 1402
                                          Wilmington, Delaware  19801-1163

                                          Attention:  Richard Eckman, Esq.

                                          Facsimile Number:  (302) 656-8865



         SUBORDINATED
           PURCHASER/OWNER:         CHARMING SHOPPES RECEIVABLES CORP.


                                    By:
                                          Title:  Vice President

                                          3411 Silverside Road
                                          Wilmington, Delaware 19810

                                          Attention:  Kirk R. Simme

                                          Facsimile Number: (302) 479-5512


         SERVICER/
           ORIGINATOR:              SPIRIT OF AMERICA NATIONAL BANK


                                    By:
                                          Title:  Vice President

                                          745 Center Street
                                          Milford, Ohio  45150

                                          Attention:  Kirk R. Simme

                                          Facsimile No. (513) 576-5320

                                          with copies to:

                                          Mayer, Brown & Platt
                                          190 South LaSalle Street
                                          Chicago, Illinois  60603

                                          Attention:  Mary Fontaine, Esq.

                                          Facsimile Number: (312) 701-7711

                                          Colin Stern, Esq.,
                                          General Counsel
                                          Charming Shoppes, Inc.
                                          450 Winks Lane
                                          Bensalem, Pennsylvania  19020


         CRC:                       CORPORATE RECEIVABLES CORPORATION

                                    By:   Citicorp North America,
                                          Inc., as Attorney-in-Fact


                                          By:
                                                Vice President

                                          450 Mamaroneck Avenue
                                          Harrison, New York  10528

                                          Attention:  U.S. Securitization

                                          Facsimile No. (914) 899-7890

         BANK:                      CITIBANK, N.A.

                                    By:   Citicorp North America, Inc.,
                                          As Attorney-in-Fact


                                          By:
                                                  Vice President

                                          450 Mamaroneck Avenue
                                          Harrison, New York  10528

                                          Attention:  U.S. Securitization

                                          Facsimile No.: (914) 899-7890

                                          Commitment: $50,000,000

                                          Percentage Interest: 100%

         AGENT:                     CITICORP NORTH AMERICA, INC.,
                                       as Agent

                                          By:
                                                 Vice President

                                          450 Mamaroneck Avenue
                                          Harrison, New York  10528
                                          Attention:  U.S. Securitization
                                          Facsimile No.: (914) 899-7890

                                   EXHIBIT I
                                  DEFINITIONS

         1. Certain Defined Terms. As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "APA" means an asset purchase agreement entered into by a bank or other financial institution and the Agent pursuant to which such bank or other financial institution agrees to purchase Purchaser Receivables Interests or interests therein from CRC.

         "Account" means each Spirit of America National Bank revolving credit card account (including, without limitation, accounts which have been written off as uncollectible) issued to an Obligor pursuant to a Cardholder Agreement between the Originator and any Person, which account is an Eligible Account on the initial Cut Off Date (or, in the case of Additional Accounts, as of the applicable Addition Cut Off Date), and which is identified by account number, Obligor name, Obligor address and Receivable balance as of the applicable Cut Off Date (or, in the case of Additional Accounts, as of the applicable Addition Cut Off Date) in each computer file or microfiche list delivered to the Trustee by the Servicer pursuant to Section 2.1 or Section 2.6 of the Pooling and Servicing Agreement. The term "Account" shall include each Renumbered Account. The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

         "Addition Cut Off Date" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

         "Addition Date" means each date as of which Additional Accounts will be included as Accounts for purposes of the Pooling and Servicing Agreement pursuant to Section 2.6 thereof.

         "Additional Account" means each revolving credit card account established pursuant to a Cardholder Agreement, which account is designated pursuant to Section 2.6 of the Pooling and Servicing Agreement to be included as an Account under the Pooling and Servicing Agreement and is identified in a computer file, microfiche or written list delivered to the Trustee by the Servicer pursuant to Sections 2.1 and 2.6 thereof.

         "Adjusted Purchaser Capital" means, as of any date, an amount equal to
(a) the aggregate Purchaser Capital of all

Purchaser Receivable Interests as of such date, plus (b) the aggregate amount of all unreimbursed Purchaser Charge-Offs as of such date, minus (c) the total amount of payments made to the Purchasers from the CO Escrow Account prior to such date.

         "Administrative Servicer" means, initially, Alliance Data Services, Inc. (formerly known as BSI Business Services, Inc.), a Delaware corporation, and shall also include any other Person who succeeds to the functions performed by the Administrative Servicer, as provided in the Administrative Servicer Agreement, and/or such other Administrative Servicer, including Spirit, as the Agent and the Owner shall reasonably and mutually agree upon.

         "Administrative Servicer Agreement" means the Credit Processing Agreement effective as of July 8, 1988, as amended as of July 26, 1991, between Spirit of America National Bank and the Administrative Servicer, and any other agreement with the same or any successor Administrative Servicer regarding the performance of servicing functions for the Receivables, and all agreements, instruments and documents attached thereto or delivered in connection therewith, as any of the same may from time to time be hereafter amended, supplemented, or otherwise modified in accordance with the terms of the Agreement.

         "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agent's Account" means the special account (account number 4060-0094) of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York. The Agent's Account is the "Series Account" referred to in the Pooling and Servicing Agreement for the Receivables Purchase Series arising in connection with the Agreement.

         "Allocable Finance Charge Collections" means, for any Due Period, the product of (a) the Allocation Percentage for such

Due Period and (b) the amount of Collections of Finance Charge Receivables with respect to such Due Period.

         "Allocable Principal Collections" means, for any Due Period, the product of (a) the Allocation Percentage for such Due Period and (b) the amount of Collections of Principal Receivables with respect to such Due Period.

         "Allocated Finance Charges" means amounts allocated pursuant to Section 2.02(a)(i) of the Agreement.

         "Allocated Interchange" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

         "Allocated Loss Amount" means, with respect to any Due Period, an amount equal to the product of (a) the Allocation Percentage for such Due Period and (b) the Loss Amount with respect to such Due Period.

         "Allocation Percentage" means:

                  (i) for the initial Due Period, the ratio (expressed as percentage) computed as of the date of the initial purchase under the Agreement by dividing (A) the sum of (1) the initial Purchaser Capital,
         (2) the initial Subordinated Purchaser Capital and (3) the Minimum Seller Capital, in each case as of such date by (B) the Outstanding Balance of all Pool Receivables on the initial Cut Off Date;

                  (ii) for any subsequent Due Period during the Revolving Period, the ratio (expressed as percentage) computed as of the last day of the immediately preceding Due Period by dividing (A) the sum of (1) the Purchaser Capital, (2) the Subordinated Purchaser Capital and (3) the Minimum Seller Capital, in each case as of such last day by (B) the greater of (1) the Outstanding Balance of all Pool Receivables as of such last day minus the total amount of Discount Option Receivables (if any) on such last day and (2) the sum of the numerators used to calculate the Investor/Purchaser Percentages for such subsequent Due Period for all Certificate Series and Receivables Purchase Series outstanding; and

                  (iii) for any subsequent Due Period during the Amortization Period, the ratio (expressed as percentage) computed as of the last day of the immediately preceding Due Period by dividing (A) the sum of (1) the Purchaser Capital, (2) the Subordinated Purchaser Capital and (3) the Unallocated Receivables Balance, in each case as of such last day by (B) the greater of (i) the Outstanding Balance of all Pool Receivables as of such last day minus the total amount of Discount Option Receivables (if any) on such last day and (2) the sum of the numerators used to calculate the Investor/Purchaser Percentages for such subsequent Due Period for all Certificate Series and Receivables Purchase Series outstanding.

                  Notwithstanding the foregoing, with respect to any Due Period in which an Addition Date or Removal Date occurs, the amount in (ii)(B)(1) and
(iii)(B)(1) above shall be (1) for the period from and including the first day of such Due Period to but excluding the related Addition Date or Removal Date, the Outstanding Balance of all Pool Receivables as of the last day of the immediately preceding Due Period, minus the total amount of Discount Option Receivables (if any) on such last day, and (2) for the period from and including the related Addition Date or Removal Date to and including the last day of such Due Period, the Outstanding Balance of all Pool Receivables at the end of the day on the related Addition Date or Removal Date, minus the total amount of Discount Option Receivables (if any) at the end of the day on such Addition Date or Removal Date; provided further, that with respect to any Due Period in which an Addition Date or Removal Date occurs and the Servicer need not make daily deposits of Collections into the Collection Account, the amount in (ii)(B)(1) and (iii)(B)(1) above shall be the Average Principal Balance for such Due Period.

For purposes of this definition, "Investor/Purchaser Percentages" and "Certificate Series" have the meanings attributed to them in the Pooling and Servicing Agreement, and "Unallocated Receivables Balance" on any day means the lesser of (1) the Outstanding Balance of the Pool Receivables not allocated to the Purchaser Receivable Interests or the Subordinated Receivable Interests pursuant to the Agreement and not allocated to any other Person other than the Holder of the Exchangeable Seller Certificate pursuant to a supplement to the Pooling and Servicing Agreement or pursuant to any other receivables purchase agreement that is subject to the Pooling and Servicing Agreement and (2) the Minimum Seller Capital as of such day. The Allocation Percentage may never be greater than 100%. The Allocation Percentage is the "Investor/Purchaser Percentage" referred to in the Pooling and Servicing Agreement for the Receivables Purchase Series arising in connection with the Agreement, and for purposes of clauses (ii)(B)(2) and (iii)(B)(2) above, the numerator used to calculate the Investor/Purchaser Percentage for the Receivables Purchase Series arising in connection with the Agreement is the amount set forth in clauses
(ii)(A) and (iii)(A), respectively.

                  "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the interest rate per annum determined using the applicable spread specified in the Fee Letter plus the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time as Citibank's base rate;

                           (b) 1/2 of one percent above the latest three-week
                  moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business
                  Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

                           (c) the Federal Funds Rate.

                  "Amortization Period" means the period commencing at the close of business of the Agent on the Business Day immediately preceding the Termination Date and ending on the Final Distribution Date.

                  "Assignee Rate" for any Fixed Period for any Purchaser Receivable Interest means an interest rate per annum determined using the applicable spread specified in the Fee Letter plus the Eurodollar Rate for such Fixed Period; provided, however, that in the case of

                           (i) any Fixed Period beginning on or after the first
                  day of which a Purchaser or Bank shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Purchaser or Bank to fund such Purchaser Receivable Interest at the Assignee Rate set forth above (and such Purchaser or Bank shall not have subsequently notified the Agent that such circumstances no longer exist),

                  (ii) any Fixed Period of one to (and including) 29 days,

                  (iii) any Fixed Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Purchaser Receivable Interest will not be funded by issuance of commercial paper, or

                  (iv) any Fixed Period for a Purchaser Receivable Interest the Purchaser Capital of which is less than $500,000,

the "Assignee Rate" for each such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that the Agent and the Owner may agree in writing from time to time upon a different "Assignee Rate".

                  "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee and the Agent, pursuant to which such Eligible Assignee may become a party to the Agreement, in substantially the form of Annex H hereto.

                  "Average Principal Balance" shall mean, for a Due Period in which an Addition Date or Removal Date occurs, the weighted average of (i) the Outstanding Balance of all Pool Receivables at the end of the day on the last day of the prior Due Period minus the total amount of Discount Option Receivables (if any) on such last day and (ii) the Outstanding Balance of all Pool Receivables at the end of the day on the related Addition Date or Removal Date minus the total amount of Discount Option Receivables (if any) at the end of the day on such Addition Date or Removal Date, weighted, respectively, by a fraction, the numerator of which is the number of days from and including the first day of such Due Period to but excluding the related Addition Date or Removal Date, and the denominator of which is the number of days in such Due Period, and by a fraction, the numerator of which is the number of days from and including the related Addition Date or Removal Date to and including the last day of such Due Period, and the denominator of which is the number of days in such Due period.

                  "Bank Commitment" of any Bank means, (a) with respect to Citibank, $50,000,000 or such amount as reduced by any Assignment and Acceptance entered into between Citibank and other Banks; (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment or such amount as reduced by an Assignment and Acceptance entered into between such bank and an Eligible Assignee, in each case as reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment.

                  "Banks" means Citibank and each Eligible Assignee that shall become as party to the Agreement pursuant to Section 7.03(b).

                  "Business Day" means any day on which (i) banks are not authorized or required to close in New York City, Philadelphia, Pennsylvania or Milford, Ohio and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

                  "Cardholder Agreement" means the agreement (and the related application) for any Account, as such agreement may be amended, modified or otherwise changed from time to time in accordance with the terms thereof. The "related Cardholder Agreement" means, when used with respect to any Receivable, the Cardholder Agreement under which such Receivable arose.

                  "Cardholder Guidelines" means the Originator's policies and procedures relating to the operation of its credit card business in effect on the date of the Agreement, including, without limitation, the policies and procedures for determining the creditworthiness of potential and existing credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time in accordance with the Agreement.

                  "Charming Shoppes" means Charming Shoppes, Inc., a Pennsylvania corporation.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "Collection" means any payment by or on behalf of Obligors received by the Originator, the Seller, the Servicer or the Trustee in respect of the Pool Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment on any Pool Receivables, including, without limitation, (x) all Recoveries, (y) all payments made with respect to Principal Receivables by deposit into the Collection Account pursuant to Section 4.3(d) of the Pooling and Servicing Agreement or Section 2.07(b) of the Agreement and (z) payments by the Owner with respect to the reassignment of ineligible Receivables or the reassignment of Receivables following the breach of certain representations, made by deposit into the Collection Account pursuant to Section 2.4(d)(iii) or 2.4(e) of the Pooling and Servicing Agreement or pursuant to
Section 4.03(b) of the Agreement. The term "Collection" shall include Insurance Proceeds generally, but shall exclude Insurance Proceeds and other amounts constituting Recoveries of Pool Receivables to the extent the aggregate Insurance Proceeds received in respect of the Pool Receivables during any Due Period exceed the Loss Amount for such Due Period and any prior Due Periods. A Collection processed on an Account in excess of the amount of Receivables in such Account as of the date of receipt by the Originator, the Seller, the Servicer or the Trustee of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. The term "Collection" shall also include all benefits of the Owner or FSC under and all monies due or to become due to the Owner or FSC under the Interest Rate Agreements, and any such monies received shall be deemed a Collection of Finance Charge Receivables and shall be considered a Collection with respect to Pool Receivables. Notwithstanding any other provision of the Agreement to the contrary, Collections constituting payments in respect of the Interest Rate Agreements shall be allocated entirely to the Receivables Purchase Interest under the Agreement, and Collections described in clauses (y) and (z) above (to the extent allocable to the Receivables Purchase Series arising in connection with the Agreement) shall be allocated entirely to the Receivables Purchase Interest under the Agreement.

                  "Collection Account" means the segregated account established by the Trustee pursuant to Section 4.2(a) of the Pooling and Servicing Agreement.

                  "Commitment Termination Date" means the earliest of (a) October 30, 1998, (b) the Facility Termination Date, (c) the date determined pursuant to Section 3.02, and (d) the date the Purchase Limit reduces to zero.

                  "Company" means each of FSC and Charming Shoppes.

                  "Company Agreement" means an agreement, dated as of the date hereof, made by each of FSC and Charming Shoppes in favor of the Purchasers, the Banks and the Agent, in form and substance satisfactory to the Agent, as the same may, from time to time, be amended, restated, modified or supplemented.

                  "Congress Facility" means (i) the Amended and Restated Loan and Security Agreement dated as of February 28, 1997 among Charming Shoppes, certain subsidiaries of Charming Shoppes and Congress Financial Corporation, as such agreement may be amended or modified and then in effect or (ii) if the agreement described in clause (i) is no longer in effect, any other credit agreement with Congress Financial Corporation executed by Charming Shoppes and its subsidiaries in substitution for such agreement.

                  "CRC" means Corporate Receivables Corporation, a California corporation, and any successor or assignee of CRC that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

                  "Credit Facility" means (i) the Congress Facility or (ii) any other credit facility to which Charming Shoppes and/or its Affiliates are parties.

                  "Cut Off Date" means the close of business of the Owner on February 29, 1996, or, in the case of Additional Accounts, the applicable Addition Cut Off Date.

                  "Cycle" means each billing cycle used by the Originator to bill Obligors of the Receivables.

                  "Cycle Closing Date", in respect of any Account, means the last day of each Cycle applicable to such Account.

                  "Defaulted Receivable" means a Principal Receivable:

                           (i) in respect of which the related Obligor has
                  failed to make the minimum monthly payment required under the terms of the related Cardholder Agreement and such failure has continued for 180 days or seven consecutive Cycles (whichever is less) after the due date of such payment;

                           (ii) as to which the Obligor thereof or any other
                  Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) of
                  Exhibit VI; or

                           (iii) which, consistent with the Cardholder
                  Guidelines, would be written off the Seller's books as uncollectible.

                  "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of any Due Period by dividing (i) the average of the aggregate Outstanding Balances of all Pool Receivables that were Delinquent Receivables on such last day and on the last day of the two immediately preceding Due Periods by (ii) the aggregate Outstanding Balance of all Pool Receivables on such last day.

                  "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and:

                           (i) in respect of which the related Obligor has
                  failed to make the minimum monthly payment required under the terms of the related Cardholder Agreement and such failure has continued for 90 days or four consecutive Cycles (whichever is less) after the due date of such payment; or

                           (ii) which, consistent with the Cardholder
                  Guidelines, would be classified as delinquent by the Servicer.

                  "Depositary Agreement" means an agreement, in substantially the form of Annex B, from the Seller to any Depositary Bank.

                  "Depositary Bank" means any of the banks holding one or more Initial Depositary Accounts.

                  "Discount Option Receivable" has the meaning set forth in the Pooling and Servicing Agreement.

                  "Distribution Date" means the fifteenth day of each month, or if such day is not a Business Day, the next succeeding Business Day. Notwithstanding the foregoing, in the event a Total Systems Failure exists on any Distribution Date, the date of such Distribution Date shall mean the fourth Business Day after the date on which the Seller or the Servicer delivers a Servicer Report; provided, that in no event shall a Distribution Date be postponed more than 10 Business Days due to a Total Systems Failure.

                  "Due Period" means, initially, the period from the close of business on the Cut-Off Date to the close of business on the Last Cycle Closing Date for the month of March 1996, and thereafter, the period from the close of business on the last day of the prior Due Period to the close of business of the next Last Cycle Closing Date.

                  "Early Amortization Event" has the meaning set forth in
Exhibit VI.

                  "Effective Date" means November 25, 1997.

                  "Eligible Account" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

                  "Eligible Assignee" means CNAI, any of its Affiliates, any Person managed by Citibank, CNAI or any of their Affiliates, or any financial or other institution acceptable to the Agent.

                  "Eligible Institution" means any depository institution (which may not be the Originator or its successors or assigns, or any affiliate of the Originator, or its successors or assigns), organized under the laws of the United States or any state, having capital and surplus in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and which is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a rating of Baa or higher with respect to long-term deposit obligations from Moody's and BBB or higher with respect to long-term deposit obligations from S&P. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  "Eligible Investments" means any "Permitted Investments" (as defined in the Pooling and Servicing Agreement); provided, however, that Eligible Investments shall not include any demand or time deposit or certificate of deposit of the Originator.

                  "Eligible Receivable" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

                  "Eligible RPA Receivable" means, at any time, an Eligible
Receivable:

                           (i) the Obligor of which, at the time of the initial
                  creation of an interest therein under the Agreement, has not failed to make, at the time of the sale of the goods or services giving rise to such Receivable, at least the minimum monthly payment required in order to entitle such Obligor to further extensions of credit under the terms of the Cardholder Guidelines;

                           (ii) the Obligor of which, at the time of the initial
                  creation of an interest therein under the Agreement, has not failed to make any such required payments for any period of two consecutive Cycles (including the Cycle ending on the most recent Cycle Closing Date under the related Cardholder Agreement to occur 10 Business Days or more prior to the date of such creation); provided, however, that this clause (ii) shall not apply to determine the eligibility of a Receivable on the date of its purchase under the Agreement;

                           (iii) [Intentionally omitted]

                           (iv) which is a "general intangible" or an "account"
                  within the meaning of Section 9-106 of the UCC of each jurisdiction whose law governs the perfection of the interest created by a Purchaser Receivable Interest;

                           (v) which is (A) denominated and payable only in
                  United States dollars in the United States, and (B) required to be paid either by means of a check sent to the Initial Depositary Account or, until the date on which the Store Payment Notice is delivered to the Store managers pursuant to paragraph 2(b)(ii) of Exhibit V to the Agreement, by means of a Store Payment;

                      (vi)  which:

                                    (A) arises under a Cardholder Agreement
                           which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or by general principles of equity (whether considered in a proceeding in equity or at law),

         (B) arises under a Cardholder Agreement the terms of which require minimum monthly payments such that such Receivable is scheduled to be paid in full within 5 years from the date of its creation,

         (C) arises from a Cardholder Agreement and either (x) has been billed to the related Obligor on such Obligor's Statement in accordance with the terms of such Cardholder Agreement, or (y) will be billed to the related Obligor on such Obligor's Statement rendered no later than the third Cycle Closing Date after such Receivable is incurred in accordance with the terms of such Cardholder Agreement; provided, however, that an Eligible Receivable satisfying the requirements of this clause (y) and all other requirements of this definition of "Eligible RPA Receivable" (but not satisfying the preceding clause
(x)) shall be considered an Eligible RPA Receivable only to the extent that the Outstanding Balance thereof at the time of the initial creation of an interest therein under the Agreement, when aggregated with the Outstanding Balance of all other Eligible Receivables satisfying the requirements of the preceding clause
(y) and all other requirements of this definition of "Eligible RPA Receivable" (but not satisfying the preceding clause (x)), does not exceed 10% of the then Outstanding Balance of all Eligible Receivables,

         (D) is not subject to any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor),

         (E) has not been purchased by the Owner pursuant to Section 2.4(d)(iii) or 2.4(e) of the Pooling and Servicing Agreement,

         (F) at the time of the initial creation of an interest therein under the Agreement is not a Defaulted Receivable,

                           (G) does not arise under an Account which the Owner
                  has classified on its electronic records as counterfeit, cancelled or fraudulent, or which has been identified as an Account with respect to which the related card has been lost or stolen, and

                           (H) has not otherwise been charged off as
                  uncollectible pursuant to the Cardholder Guidelines;

                  (vii) which, together with the Cardholder Agreement related thereto, does not contravene in any material respect any local, state or federal laws, rules or regulations applicable thereto (including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Consumer Protection Act (including, without limitation, the Federal Truth in Lending Act), the Fair Credit Billing Act, and all other laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Cardholder Agreement related thereto is in violation of any such law, rule or regulation in any material respect;

                  (viii) which satisfies all applicable requirements of the Cardholder Guidelines;

                  (ix) which was not originated in or subject to the laws of a jurisdiction whose laws would make such Receivable, the related Cardholder Agreement or the sale of such Receivable to a Purchaser or a Bank under the Agreement unlawful, invalid or unenforceable; and

                  (x) which is owned solely by the Seller free and clear of all Adverse Claims, except for (1) the interests created therein pursuant to the Pooling and Servicing Agreement (which interests are pari passu with the Purchasers' and the Banks' interests therein), and (2) the interests therein created under the Agreement.

         "Escrow Bank" means the Eligible Institution then holding the CO Escrow Account pursuant to Section 7.16 of the Agreement.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Purchaser Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

                  "Eurodollar Rate Reserve Percentage" of any Purchaser or Bank for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Purchaser or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

                  "Excess Finance Charge Collections" has the meaning set forth in Section 2.04 of the Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Facility Termination Date" means the earliest of (i) October 30, 1998 (or such later date as the Seller, the Subordinated Purchaser, the Owner, the Originator, the Servicer and the Agent may mutually agree in writing), (ii) the date determined pursuant to Section 3.02 and (iii) the date the Purchase Limit reduces to zero pursuant to Section 1.01(c).

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight

Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" has the meaning set forth in Section 1.03 of the Agreement.

                  "Final Distribution Date" means the date on which (i) the Purchaser Capital of all Purchaser Receivable Interests and Yield thereon have been paid in full, (ii) all other amounts payable hereunder to the Purchasers, the Banks or the Agent with respect thereto are paid in full, (iii) the Subordinated Purchaser Capital of all Subordinated Receivable Interests have been paid in full, and (iv) the aggregate amount of all unreimbursed Purchaser Charge-Offs with respect thereto have been reimbursed; provided, that the Final Distribution Date shall in any event occur one year after all amounts payable pursuant to clauses (i), (ii) and (iii) above have been paid in full even if all unreimbursed Purchaser Charge-Offs with respect thereto have not been reimbursed; this is the "Series Termination Date" referred to in the Pooling and Servicing Agreement.

                  "Finance Charge Receivables" means (i) all amounts billed to the Obligors on any Account in the ordinary course of the Originator's business in respect of (a) periodic rate finance charges, (b) late payment fees, (c) annual fees, if any, with respect to the Accounts (excluding any fees payable with respect to the "Fashion Bug Gold Club" which fees shall be deemed to be Principal Receivables), (d) returned check charges, and (e) any other fees with respect to the Accounts designated by the Seller by notice to the Trustee and the Agent at any time and from time to time to be included as Finance Charge Receivables and (ii) all amounts paid to the Originator in respect of Allocated Interchange. Notwithstanding their treatment under the Pooling and Servicing Agreement, Discount Option Receivables, shall, for the purposes of the Agreement, be treated as Principal Receivables and not as Finance Charge Receivables, except as otherwise expressly provided in the Agreement.

                  "Fixed Allocation Percentage" means, for each Due Period with respect to the Amortization Period, the ratio (expressed as a percentage) (which shall not be in excess of 100%) computed as at the close of business of the Agent on the Business Day immediately preceding the Termination Date, by dividing (a) the sum of the Purchaser Capital and the Subordinated Purchaser Capital on such Business Day by (b) the product of (i) the Allocation Percentage for such Due Period and (ii) the total amount of Principal Receivables on the last day of the immediately preceding Due Period minus the total amount of Discount Option Receivables (if any) on such last day.

                  "Fixed Period" means, with respect to any Purchaser Receivable Interest which is not funded through the issuance of commercial paper:

                           (a) initially the period commencing on the date on
                  which such Purchaser Receivable Interest is first funded other than by the issuance of commercial paper and ending such number of days as the Servicer shall select and the Agent shall approve pursuant to the proviso below; and

                           (b) thereafter each period commencing on the last day
                  of the immediately preceding Fixed Period for such Purchaser Receivable Interest and ending such number of days as the Servicer shall select and the Agent shall approve pursuant to the proviso below;

provided, that

                           (i) such Fixed Period shall be a period from one to
                  and including 29 days, or a period of one, two or three months, as the Servicer may select and the agent shall approve on notice received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. on
                  (A) the third Business Day before the first day of such Fixed Period (in the case of Fixed Periods of one, two or three months) or (B) the first day of such Fixed Period (in the case of Fixed Periods of one to 29 days);

                           (ii) any Fixed Period (other than of one day) which
                  would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

                           (iii) in the case of any Fixed Period of one day, (A)
                  if such Fixed Period is the initial Fixed Period for a Purchaser Receivable Interest, such Fixed Period shall be the day of purchase of such Purchaser Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

                           (iv) in the case of any Fixed Period for any
                  Purchaser Receivable Interest which commences before the Termination Date for such Purchaser Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Purchaser Receivable Interest shall be of such duration as shall be selected by the Agent.

                  "Floating Allocation Percentage" means, for each Due Period, the ratio (expressed as a percentage) (which shall not be in excess of 100%) computed as of the last day of the immediately preceding Due Period by dividing
(a) the sum of the Purchaser Capital and the Subordinated Purchaser Capital as of such last day by (b) the product of (i) the Allocation Percentage for such Due Period and (ii) the total amount of Principal Receivables on such last day minus the total amount of Discount Option Receivables (if any) on such day; provided, however, that during the initial Due Period, the Floating Allocation Percentage will be equal to the ratio (expressed as a percentage) computed by dividing (x) the sum of the initial Purchaser Capital and the initial Subordinated Purchaser Capital by (y) the product of (i) the Allocation Percentage for such initial Due Period and (ii) the total amount of Principal Receivables on the initial Cut-Off Date.

                  "FSC" means Fashion Service Corp., a Delaware corporation.

                  "Funding Rate" for any Settlement Period means (a) the rate per annum equivalent to the weighted average of the per annum rates paid or payable by CRC from time to time as interest on, or otherwise (by means of interest rate hedges or otherwise) in respect of, that commercial paper issued by CRC and which is allocated, in whole or in part, by the Agent (on behalf of CRC) to fund its purchase or maintenance of such Purchaser Receivable Interest during such Settlement Period, as determined by the Agent (on behalf of CRC) and reported to the Owner and the Servicer, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper, to the extent such commissions are allocated, in whole or in part, to such commercial paper by the Agent (on behalf of CRC); provided, however, that if any component of such rate is a discount rate, in calculating the "Funding Rate" for such Settlement Period, the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided further, that if the Agent so requests and the Servicer consents thereto, the "Funding Rate" for any Settlement Period of one day shall be the Assignee Rate for such period or
(b) such other rate as the Agent and the Servicer shall agree to in writing.

                  "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include but not be limited to the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

                  "Holder of the Exchangeable Seller Certificate" shall have the meaning ascribed to that term in the Pooling and Servicing Agreement.

                  "Initial Depositary Account" means the "Initial Depositary Account" under the Pooling and Servicing Agreement.

                  "Insurance Proceeds" means any amounts received pursuant to any credit life insurance policies, credit disability or unemployment insurance policies covering any Obligor with respect to Pool Receivables under such Obligor's Account to the extent such amounts are used to make payments on such Account.

                  "Interest Rate Agreements" mean one or more interest rate cap or interest rate swap agreements which shall (i) in the case of a cap agreement, provide for payments to the Owner or FSC or the Seller in the event the Funding Rate shall exceed 9.0% per annum, (ii) in the case of a swap agreement, provide for payments to the Owner or FSC at the Funding Rate in exchange for payments by the Owner or FSC at a fixed interest rate not in excess of 9.0% per annum, (iii) cover in the aggregate (x) a notional balance of at least $50,000,000 through the Facility Termination

Date, which notional balance shall either (A) remain at least at $50,000,000 during the ten months immediately following the Facility Termination Date or (B) amortize on a straight-line basis to zero over not less than 10 months immediately following the Facility Termination Date and (iv) be with such counter-parties and contain such other terms and provisions as shall be satisfactory to the Agent. The Interest Rate Agreements, which are limited to those agreements specified in the Owner's officer's certificate in the form of Annex G delivered from time to time in accordance with the Agreement, are the "Enhancement" referred to in the Pooling and Servicing Agreement for the Receivables Purchase Series arising in connection with the Agreement.

                  "Investor Certificate" has the meaning set forth in Section
1.1 of the Pooling and Servicing Agreement.

                  "Last Cycle Closing Date" means, for any month, the latest-occurring Cycle Closing Date for all Cardholder Agreements in such month.

                  "Liquidation Fee" means, for the Settlement Period or Fixed Period during which the Termination Date occurs, the amount, if any, by which
(i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period or Fixed Period due to the occurrence of the Termination Date) which would have accrued during such Settlement Period or Fixed Period on the reductions of Purchaser Capital of the Purchaser Receivable Interests had such reductions remained as Purchaser Capital, exceeds (ii) the income, if any, received by the Purchasers' investing the proceeds of such reductions of Purchaser Capital.

                  "Loss Amount" for any Due Period means an amount (which shall not be less than zero) equal to (a) the principal balance of any Account, or any portion thereof, that has been written off or, consistent with the Cardholder Guidelines, should have been written off the Originator's books as uncollectible during such Due Period, minus (b) the amount of Recoveries received in such Due Period with respect to Pool Receivables previously charged off as uncollectible.

                  "Majority Banks" means at any time Banks holding Purchaser Receivable Interests having Purchaser Capital equal to more than 66- % of the aggregate outstanding Purchaser Capital of all Purchaser Receivable Interests owned by the Banks or, if no such Purchaser Capital is then outstanding, Banks having more than 66- % of the Purchase Limit.

                  "Market" means (i) an "established securities market" within the meaning of Section 7704(b)(1) of the Internal Revenue Code and any proposed, temporary or final treasury regulation thereunder, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) a "secondary market" or "substantial equivalent thereof" within the meaning of Section 7704(b)(2) of the Internal Revenue Code and any proposed, temporary or final treasury regulation thereunder, including a market wherein interests in the Trust are regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available bid or offer quotes with respect to interests in the Trust and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others.

                  "Master Trust Documents" means the Pooling and Servicing Agreement, the Purchase Agreement, the Security Agreement and each other agreement, instrument or other document (other than any "supplement" or "receivables purchase agreement" (in each case, as defined therein)) delivered in connection with the Pooling and Servicing Agreement, in each case as the same may be amended, modified or supplemented in accordance with the terms thereof.

                  "Minimum Seller Capital" means, on any date of determination, an aggregate Outstanding Balance of Principal Receivables that are Eligible Receivables in the Receivables Pool on such date of determination equal to (i) during the Revolving Period and during the Amortization Period (but only so long during the Amortization Period as neither the Facility Termination Date nor the Commitment Termination Date has occurred and the Seller has not designated the Termination Date), the product of (a) 2.0% and (b) the amount of the Purchaser Capital on such date of determination and (ii) during the Amortization Period (and following the occurrence of the Facility Termination Date or the Commitment Termination Date or the designation of the Termination Date by the Seller), an amount equal to (a) 102% of the amount of the Purchaser Capital at the close of business of the Agent on the Business Day (the "MSC Fix Date") immediately preceding the earliest to occur of the Facility Termination Date, the Commitment Termination Date and the designation of the Termination Date by the Seller, minus (b) the sum of (1) the amount of the Purchaser Capital on such date of determination and (2) the aggregate reductions, if any, in the amount of Subordinated Purchaser Capital from the MSC Fix Date to such date of determination.

                  "Minimum Seller Interest" means, on any date of determination, an aggregate Outstanding Balance of Principal Receivables that are Eligible Receivables in the Receivables Pool on such date of determination equal to (i) during the Revolving Period, the product of (a) 2.0% and (b) the amount of the Purchaser Capital on such date of determination and (ii) during the Amortization Period, an amount equal to the product of (a) 2.0% and (b) the amount of the Purchaser Capital at the close of business of the Agent on the Business Day immediately preceding the Termination Date.

                  "Monthly Charge-Off Ratio" for any Due Period means the ratio (expressed as a percentage) computed as of the last day of such Due Period by dividing (i) an amount equal to twelve times the remainder of (x) the aggregate Outstanding Balance of all Pool Receivables written off the Seller's books, or which should have been written off the Seller's books during such Due Period minus (y) the aggregate amount of Collections of Principal Receivables in the Receivables Pool actually received during such Due Period in respect of Pool Receivables that had been written off the Seller's books during a prior Due Period by (ii) the Outstanding Balance of the Receivables in the Receivables Pool as of the first day of such Due Period.

                  "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                  "Net Excess Spread" means, as of the last day of each Due Period, the Portfolio Yield for such Due Period minus the sum of (A) the weighted average Yield Rate for such Due Period, (B) the Servicer Fee Rate for such Due Period, (C) the fees payable under the Fee Letter for such Due Period (each expressed as a percentage rate per annum) and (D) the Monthly Charge-Off Ratio for such Due Period.

                  "Net Receivables Pool Balance" means, at any time, the Outstanding Balance of all Eligible Receivables then in the Receivables Pool. For the purpose of this definition, if any Receivable in any Account shall constitute a Defaulted Receivable, the Outstanding Balance of all Receivables in the same Account shall be deemed to be zero.

                  "Obligor" means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account pursuant to a Cardholder Agreement, including any guarantor thereof.

                  "Opinion of Counsel" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

                  "Original Agreements" has the meaning set forth in the third Preliminary Statement to the Agreement.

                  "Original PPC" has the meaning set forth in the third Preliminary Statement to the Agreement.

                  "Original RPA" has the meaning set forth in the second Preliminary Statement to the Agreement.

                  "Originator" means Spirit of America National Bank in its capacity as the originator of the Receivables prior to the sale thereof to the Owner pursuant to the Purchase Agreement.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "Owner" means Charming Shoppes Receivables Corp. in its capacity as the seller of Receivables to the Seller pursuant to the Pooling and Servicing Agreement.

                  "Payment Ratio" means the ratio (expressed as a percentage) computed as of the last day of any Due Period by dividing (i) the aggregate Collections received during such Due Period (excluding Collections constituting payments in respect of the Interest Rate Agreements) by (ii) the aggregate Outstanding Balance of all Pool Receivables at the close of business of the Due Period immediately preceding such Due Period.

                  "Percentage" of any Bank means, (a) with respect to Citibank, the percentage set forth on the signature page to the Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Percentage, or such amount as reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Pool Index File" means the file on the Originator's computer system that identifies revolving credit card accounts of the Originator, which file is designated by the Originator as its "Pool Index File".

                  "Pool Receivables" means all Receivables existing on the initial Cut-Off Date and all Receivables arising in the Accounts from time to time after the applicable Cut Off Date until the Final Distribution Date.

                  "Pooling and Servicing Agreement" means the Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997 among the Owner, as the seller, Spirit, as the Servicer, and First Union National Bank, as the Trustee, as the same may from time to time be amended, restated, modified or supplemented.

                  "Portfolio Yield" means, with respect to any Due Period, the annualized percentage equivalent to the amount computed as of the last day of such Due Period by dividing (i) the amount of Collections of Finance Charge Receivables during such Due Period calculated on a cash basis by (ii) the total amount of the Principal Receivables in the Receivables Pool as of the first day of such Due Period.

                  "Principal Receivables" means (a) all amounts (other than amounts which represent Finance Charge Receivables) billed to the Obligor on any Account, including, without limitation, amounts billed in the ordinary course of the Originator's business in respect of purchases of merchandise or services or credit insurance premiums and (b) all other fees (other than Finance Charge Receivables) billed to Obligors on the Accounts. Notwithstanding their treatment under the Pooling and Servicing Agreement, Discount Option Receivables, shall, for the purposes of the Agreement, be treated as Principal Receivables and not as Finance Charge Receivables, except as otherwise expressly provided in the Agreement.

                  "Prior PSA" means the Amended and Restated Pooling and Servicing Agreement dated as of December 24, 1992 as amended and restated as of May 4, 1994, and as amended by Amendment No. 1 dated as of December 22, 1995 and Amendment No. 2 dated as of March 22, 1996, among Spirit, as the seller and the Servicer and First Union National Bank, as the Trustee.

                  "Private Holder" means each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Trust, including any financial instrument or contract the value of which is determined in whole or part by reference to the Trust (including the Trust's assets, income of the Trust or distributions made by the Trust), excluding any interest in the Trust represented by any Series, Class of Certificates, Receivables Purchase Interest (as defined in the Pooling and Servicing Agreement) or any other interests as to which the Trustee has received an Opinion of Counsel to the effect that such Series, Class, Receivables Purchase Interest or other interest will be treated as debt or otherwise not as an equity interest in either the Trust or the Receivables for federal income tax purposes (unless such interest is convertible or exchangeable into an interest in the Trust or the Trust's income or such interest provides for payment of equivalent value). Notwithstanding the immediately preceding sentence, "Private Holder" shall also include any other Person that the Seller determines is a "partner" within the meaning of Section 1.7704-1(h)(1)(ii) of the U.S. Treasury Regulations (including by reason of Section 1.7704-1(h)(3) or any successor provision of law. Any Person holding more than one interest in the Trust, each of which separately would cause such Person to be a Private Holder, shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or a grantor trust under the Internal Revenue Code shall be treated as a Private Holder unless excepted with the consent of the Seller (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation). Notwithstanding anything to the contrary herein, each Person designated as a "Private Holder" in any Supplement or Receivables Purchase Agreement as defined in the Pooling and Servicing Agreement shall be considered to be a Private Holder.

                  "Purchase Agreement" means that certain Purchase and Sale Agreement, dated as of November 25, 1997, between Spirit of America National Bank, as seller and Charming Shoppes Receivables Corp., as purchaser, as the same may, from time to time, be amended, restated, modified or supplemented.

                  "Purchase Limit" means $50,000,000, as such amount may be reduced pursuant to Section 1.01(c) of the Agreement.

                  "Purchaser" means CRC and all other owners by assignment or otherwise (other than the Banks) of a Purchaser Receivable Interest and, to the extent of the undivided interests so purchased, shall include any participants.

                  "Purchaser Capital" for any date means an amount equal to (a) the aggregate initial Purchaser Capital of all Purchaser Receivable Interests purchased by the Purchasers or the Banks under the Agreement prior to such date (including pursuant to reinvestments under Section 2.06(a) of the Agreement) minus (b) the amount of distributions on account of Purchaser Capital made to the Purchasers and the Banks prior to such date and minus

(c) the excess, if any, of the aggregate amount of Purchaser Charge-Offs for all Distribution Dates preceding such date over the aggregate amount of Purchaser Charge-Offs reimbursed prior to such date; provided, however, that if Purchaser Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Purchaser Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

                  "Purchaser Charge-Off" means any amount designated as such in
Section 2.05(d) or 2.07(a) of the Agreement.

                  "Purchaser Loss Amount" means, with respect to any Distribution Date, the product of (a) the Floating Allocation Percentage of the Allocated Loss Amount for the preceding Due Period and (b) the Purchaser Percentage.

                  "Purchaser Percentage" means, with respect to any Distribution Date, a fraction, the numerator of which is equal to the Purchaser Capital as of the close of business on the last day of the second preceding Due Period and the denominator of which is equal to the sum of the Purchaser Capital and the Subordinated Purchaser Capital as of the close of business on such day.

                  "Purchaser Principal Collections" has the meaning set forth in
Section 2.06(b) of the Agreement.

                  "Purchaser Receivable Interest" means, at any time, the undivided percentage ownership interests purchased by CRC, the Banks or their respective successors and assigns, under the Agreement, which shall represent an undivided percentage ownership interest in all outstanding Pool Receivables then existing or thereafter arising and all Collections with respect to, and other proceeds of, such Pool Receivables (including, without limitation, Insurance Proceeds and other amounts constituting Recoveries of Pool Receivables and payments in respect of the Interest Rate Agreements).

                  "Purchaser Representative" means, initially, CNAI, as the Purchaser Representative pursuant to Section 6.01 of the Agreement, and each other Person who shall succeed to the functions of CNAI as the Purchaser Representative pursuant to Section 6.01(c) of the Agreement.

                  "Purchaser Servicer Fee", with respect to any Distribution Date, means an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Purchaser

Capital as of the last day of the Due Period second preceding such Distribution Date.

                  "Quarterly Charge-Off Ratio" as of the last day of any Due Period means the ratio (expressed as a percentage) computed by averaging the Monthly Charge-Off Ratio for such Due Period with the two immediately preceding Monthly Charge-Off Ratios.

                  "Receivable" means Principal Receivables and Finance Charge Receivables.

                  "Receivable Interest" has the meaning set forth in the eighth Preliminary Statement to the Agreement.

                  "Receivables Pool" means at any time the aggregation of each then outstanding Pool Receivable.

                  "Receivables Purchase Interest" and "Receivables Purchase Series Interest" mean, collectively, the Purchaser Receivable Interests and the Subordinated Receivable Interests.

                  "Receivables Purchase Series" has the meaning attributed thereto in the Pooling and Servicing Agreement.

                  "Receivables Purchaser" has the meaning attributed thereto in the Pooling and Servicing Agreement.

                  "Records" means correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language.

                  "Recoveries" means all amounts received (net of out-of-pocket costs of collection) with respect to Pool Receivables which were previously charged off as uncollectible and all Insurance Proceeds.

                  "Register" has the meaning set forth in Section 7.03(b)(iii).

                  "Removal Date" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

                  "Removed Accounts" means Accounts designated by the Owner for deletion and removal from the Trust for purposes of the Pooling and Servicing Agreement pursuant to Section 2.7 thereof.

                  "Renumbered Account" means an Account with respect to which a new credit account number has been issued by the Servicer or the Originator under circumstances resulting from a lost or stolen credit card, from the transfer from one group to another group, from the transfer from one Obligor to another Obligor or from the addition of any Obligor and not requiring standard application and credit evaluation procedures under the Cardholder Guidelines; and which in any case can be traced or identified by reference to or by way of the computer files or microfiche or written lists delivered to the Trustee pursuant to Section 2.1, 2.6(d)(ii) or 2.7(b)(ii)(B) of the Pooling and Servicing Agreement as an Account which has been renumbered.

                  "Required Amount" has the meaning set forth in Section 2.05(a) of the Agreement.

                  "Requirements of Law" means any law, treaty, rule or regulation, or determination of an arbitrator or of the United States of America, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether federal, state or local (including any usury law, the Federal Truth-in-Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other charter or other governing documents of such Person.

                  "Responsible Officer" of the Seller, the Owner, the Originator, the Servicer, FSC or Charming Shoppes, as the case may be, means the chief executive officer, chief financial officer or controller thereof, and in addition, with respect to FSC, any Vice President.

                  "Revolving Period" means the period beginning on the date of the Agreement and ending at the close of business of the Agent on the Business Day immediately preceding the Termination Date.

                  "S&P" means Standard & Poor's Corporation or any successor thereto.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means that certain Security Agreement, dated as of November 25, 1997, between Spirit of America National Bank and First Union National Bank, as trustee, as the same may, from time to time, be amended, restated, modified or supplemented.

                  "Seller Account" means, initially, the account (account number 033009128001) of the Seller maintained at the office of the Trustee located at 123 South Broad Street, Philadelphia, Pennsylvania, or, upon 10 Business Days' written notice from the Seller to the Agent, any other account established by the Seller with a financial institution in New York, New York or Philadelphia, Pennsylvania for the purpose of receiving amounts allocated and distributed by the Servicer in respect of the Seller Interest.

                  "Seller Interest" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

                  "Series" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

                  "Servicer" means at any time the Person then authorized pursuant to the Agreement and the Pooling and Servicing Agreement to administer and collect Pool Receivables.

                  "Servicer Fee" has the meaning set forth in Section 5.03 of the Agreement; this is the "Receivables Purchaser Monthly Servicing Fee" referred to in the Pooling and Servicing Agreement.

                  "Servicer Report" means a report, in substantially the form of Annex A hereto, furnished by the Servicer to the Agent pursuant to paragraph 1(f) of Exhibit V.

                  "Servicing Fee Rate" has the meaning set forth in Section 5.03 of the Agreement; this is the "Series Servicing Fee Percentage" referred to in the Pooling and Servicing Agreement.

                  "Settlement Period" means (a) initially, the period from and including the date of the Agreement to but excluding the next following Distribution Date and (b) thereafter, the period from and including a Distribution Date to but excluding the next following Distribution Date.

                  "Statement" means, in respect of any Cardholder Agreement, the periodic written notice to the related Obligor setting forth the previous balance, payments and credits, finance charge, charges (including sales and other charges), new balance, and minimum payment.

                  "Store" means:

                           (i) each retail location of the Originator or any
                  Affiliate of the Originator that is part of the "Fashion Bug" or "Fashion Bug Plus" chain of women's retail apparel stores,

                           (ii) each other retail location of a chain of women's
                  retail apparel stores established de novo by the Originator or any Affiliate of the Originator the primary business of which is the retail sale of moderately priced women's apparel, and

                           (iii) any other retail location the primary business
                  of which is the retail sale of moderately priced women's apparel that is consented to by the Agent.

                  "Store Account" means each account established by a Store for the purpose of collecting Store Payments.

                  "Store Payment" means any payment by an Obligor of a Pool Receivable made by means of cash or a check delivered in person by or on behalf of such Obligor at any Store.

                  "Store Payment Notice" has the meaning set forth in paragraph 1(b)(xxi) of Exhibit II to the Agreement.

                  "Subject Instrument" means any Certificate or Receivables Purchase Interest (as defined in the Pooling and Servicing Agreement) issued by the Trust with respect to which the Seller shall not have received an Opinion of Counsel to the effect that such Certificate or Receivables Purchase Interest will be treated as debt for Federal income tax purposes.

                  "Subordinated Principal Collections" means, with respect to each Distribution Date, (a) the product of (1) the Floating Allocation Percentage, with respect to the Revolving Period, or the Fixed Allocation Percentage, with respect to the Amortization Period, of Allocable Principal Collections for the related Due Period (or any partial Due Period which occurs as the first Due Period during the Amortization Period) and (2) the Subordinated Purchaser Percentage for such Distribution Date, minus (b) the aggregate amount (if any) of Total Principal Collections reinvested with the Seller on behalf of the Subordinated Purchaser during such Due Period pursuant to Section 2.06(a) of the Agreement; provided, that in no event shall Subordinated Principal Collections be less than zero.

                  "Subordinated Purchaser Account" means the special account (account number 033009128002) of the Subordinated Purchaser maintained at First Union National Bank, or, upon 10 Business Days' written notice from the Subordinated Purchaser to the Agent, any other account established by the Subordinated Purchaser with a financial institution in New York, New York or Philadelphia, Pennsylvania for the purpose of receiving amounts allocated and distributed by the Servicer in respect of the Subordinated Receivable Interest.

                  "Subordinated Purchaser Capital" for any date means an amount equal to (a) the aggregate initial Subordinated Purchaser Capital of all Subordinated Receivable Interests conveyed and allocated to the Subordinated Purchaser under the Agreement prior to such date (including pursuant to reinvestments under Section 2.06(a) of the Agreement), minus (b) the amount of Total Principal Collections allocated to the Subordinated Purchaser on account of Subordinated Purchaser Capital which are, prior to such date, distributed to the Subordinated Purchaser pursuant to Section 2.06(a) of the Agreement, minus
(c) an amount equal to the aggregate amount by which the Subordinated Purchaser Capital has been reduced as a result of Subordinated Principal Collections for prior Distribution Dates having been used to fund the Required Amount with respect to such Distribution Dates pursuant to Section 2.05(c) of the Agreement, minus (d) an amount equal to the aggregate amount by which the Subordinated Purchaser Capital has been reduced to fund the Purchaser Loss Amount on all prior Distribution Dates pursuant to Section 2.05(d) of the Agreement, minus (e) an amount equal to the aggregate amount by which Subordinated Purchaser Capital has been reduced on all prior Distribution Dates pursuant to Section 2.07(a) of the Agreement, and plus (f) the aggregate amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purposes of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e).

                  "Subordinated Purchaser Loss Amount" means, with respect to any Distribution Date, the product of (a) the Floating Allocation Percentage of the Allocated Loss Amount for the preceding Due Period and (b) the Subordinated Purchaser Percentage as of such Distribution Date.

                  "Subordinated Purchaser Percentage" means, with respect to any Distribution Date, a fraction, the numerator of which is equal to the Subordinated Purchaser Capital as of the close of business on the last day of the second preceding Due Period and the denominator of which is equal to the sum of the Purchaser Capital and the Subordinated Purchaser Capital at the close of business on such day.

                  "Subordinated Purchaser Rate" means, for any period, a per annum rate equal to the Yield Rate for such period plus 0.25%.

                  "Subordinated Purchaser Servicer Fee", with respect to any Distribution Date, means an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Subordinated Purchaser Capital as of the last day of the Due Period second preceding such Distribution Date.

                  "Subordinated Purchaser Yield" means, for each Subordinated Receivable Interest for any Settlement Period,

                            SPR x SPC x  ED
                                        ---
                                        360
                  where:

                           SPR = the Subordinated Purchaser Rate for such Subordinated Receivable Interest for such Settlement Period

                           SPC = the Subordinated Purchaser Capital of the Subordinated Receivable Interests during such Settlement Period

                           ED = the actual number of days elapsed during such Settlement Period;

provided that no provision of the Agreement shall require the payment or permit the collection of Subordinated Purchaser Yield in excess of the maximum permitted by applicable law; and provided, further that Subordinated Purchaser Yield for any Subordinated Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                  "Subordinated Receivable Interest" means, at any time, the undivided percentage ownership interests conveyed and allocated to the Subordinated Purchaser under the Agreement, which shall represent an undivided percentage ownership interest, subordinated (to the extent set forth in Article II of the Agreement) to the Purchaser Receivable Interests, in all outstanding Pool Receivables then existing or thereafter arising and all Collections with respect to, and other proceeds of, such Pool Receivables (including, without limitation, Insurance Proceeds and other amounts constituting Recoveries of Pool Receivables and payments in respect of the Interest Rate Agreements).

                  "Termination Date" means (i) in the case of a Purchaser Receivable Interest owned by the Purchaser, the earlier of (a) the Business Day which the Seller or the Agent so designates by notice to the other (with a copy to the Servicer) at least one Business Day in advance (including any date on which the Agent terminates the reinvestment of Collections pursuant to paragraph 2(b)(iii) of Exhibit II to the Agreement) and (b) the Facility Termination Date, and (ii) in the case of a Purchaser Receivable Interest owned by a Bank, the earlier of (a) the Business Day which the Seller so designates by notice to the Agent (with a copy to the Servicer) at least one Business Day in advance and (b) the Commitment Termination Date.

                  "Total Principal Collections" has the meaning set forth in
Section 2.02(b) of the Agreement.

                  "Total Systems Failure" means, in respect of any Distribution Date, a total failure of the computer system (including but not limited to off-site backup systems) of the Servicer or the Administrative Servicer which contain Records relating to the Pool Receivables, the effect of which would make it impossible or impracticable for the Servicer or the Administrative Servicer to perform the acts required to be performed hereunder on or in anticipation of such Distribution Date.

                  "Trust" means the trust created by the Pooling and Servicing Agreement.

                  "Trustee" means, initially, First Union National Bank (formerly known as First Fidelity Bank, National Association, and prior to that known as First Fidelity Bank, N.A., Pennsylvania, and prior to that known as Fidelity Bank, National Association), a national banking association, as the trustee under the Pooling and Servicing Agreement, and each other Person who shall succeed to the functions of First Union National Bank pursuant to the terms of the Pooling and Servicing Agreement.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "Unallocated Net Receivables Pool Balance" means, at any time, the Outstanding Balance of Principal Receivables that are Eligible Receivables in the Receivables Pool that is not allocated to the Purchaser Receivable Interests or the Subordinated Receivable Interests pursuant to the Agreement and not allocated to any other Person other than the Holder of the Exchangeable Seller Certificate pursuant to a supplement to the

Pooling and Servicing Agreement or pursuant to any other receivables purchase agreement that is subject to the Pooling and Servicing Agreement.

                  "Yield" means:

                           (i) for each Purchaser Receivable Interest for any
                  Settlement Period to the extent the Purchaser will be funding such Purchaser Receivable Interest on the first day of such Settlement Period through the issuance of commercial paper,

                                    FR x C x  ED + LF
                                             ---
                                             360

                           (ii) for each Purchaser Receivable Interest for any
                  Fixed Period to the extent (x) the Purchaser will not be funding such Purchaser Receivable Interest on the first day of such Fixed Period through the issuance of commercial paper or
                  (y) the Banks will be funding such Purchaser Receivable Interest,

                                    AR x C x  ED
                                             ---
                                             360

                  where:

                                    AR =     the Assignee Rate for such
                                             Purchaser Receivable Interest for
                                             the applicable Fixed Period

                                    C =      the Purchaser Capital of the
                                             Purchaser Receivable Interests
                                             during the applicable Settlement
                                             Period or Fixed Period

                                    FR =     the Funding Rate for the
                                             applicable Settlement Period

                                    ED =     the actual number of days elapsed
                                             during the applicable Settlement
                                             Period or Fixed Period

                                    LF =     the Liquidation Fee, if any, for
                                             such Settlement Period;

provided that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further that

Yield for any Purchaser Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                  "Yield Rate" means, at any time, the Assignee Rate or the Funding Rate with regard to which Yield is calculated at such time.

                                  - - - - - -

                  2. Defined Terms from the Pooling and Servicing Agreement. For purposes of the Pooling and Servicing Agreement:

                  "Enhancement" means the Interest Rate Agreements and any additional interest rate caps purchased pursuant to Section 5.04(h).

                  "interest" at any time means the sum of the Yield and the Subordinated Purchaser Yield at such time.

                  "Investor/Purchaser Percentage" means the Allocation
Percentage.

                  "principal" at any time means the sum of the Purchaser Capital and the Subordinated Purchaser Capital at such time.

                  "Receivables Purchaser Monthly Servicing Fee" means the Servicer Fee.

                  "Series Servicing Fee Percentage" means the Servicing Fee
Rate.

                  "Series Termination Date" means the Final Distribution Date.

                  3. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II
                            CONDITIONS OF PURCHASES

         1. Conditions Precedent to the Effectiveness of the Amendment and Restatement. The effectiveness of the amendment and restatement of the Original Agreements on the terms set forth in the Agreement is subject to the conditions precedent that:

                  7.16.10. on or before the date of such effectiveness, the Owner shall have (i) indicated in the Pool Index File maintained in its computer files that interests in the Receivables created in connection with the Accounts have been sold by the Seller to the Purchasers pursuant to the Agreement and (ii) delivered to the Trustee, pursuant to Section 2.1 of the Pooling and Servicing Agreement, a computer file or microfiche or written list containing a true and complete list of all Accounts, identified by account number, Obligor name and Obligor address and setting forth the Receivable balance as of the applicable Cut Off Date; and

                  7.16.11. the Agent shall have received on or before the date of such effectiveness the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

                           7.16.11.1. Certified copies of any necessary
                  corporate action of the Trustee approving the Agreement and certified copies of all documents evidencing other necessary governmental approvals, if any, with respect to the Agreement.

                           7.16.11.2. A copy of (A) the Subordinated Purchaser's
                  Certificate of Incorporation, certified (as of a date reasonably near the date of the effectiveness hereof) by the Secretary of State of the State of Delaware as being a true and correct copy thereof, (B) the Subordinated Purchaser's By-Laws as in effect on the date of such effectiveness, certified by the Subordinated Purchaser's President or a Vice President and the Secretary or any Assistant Secretary of the Subordinated Purchaser as being a true and correct copy thereof, (C) the resolutions adopted by the Board of Directors of the Subordinated Purchaser authorizing the Subordinated Purchaser's officers to enter into, and to perform all necessary actions in connection with, transactions of the type contemplated by the Agreement, certified by the Subordinated Purchaser's Secretary or Assistant Secretary and (D) a certificate of the Secretary or Assistant Secretary of the Subordinated Purchaser certifying the names and true signatures of the officers of the Subordinated Purchaser authorized to sign the Agreement on behalf of the Subordinated Purchaser and the other documents to be delivered by the Subordinated Purchaser thereunder.

                           7.16.11.3. Certified copies of the resolutions of the
                  Board of Directors of the Servicer and the Originator approving the Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement.

                           7.16.11.4. Certified copies of the resolutions of the
                  Board of Directors of each of FSC and Charming Shoppes approving the Company Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Company Agreement.

                           7.16.11.5. A certificate of the Secretary or
                  Assistant Secretary of the Trustee certifying the names and true signatures of the officers of the Trustee authorized to sign the Agreement on behalf of the Seller and the other documents to be delivered by the Seller thereunder.

                           7.16.11.6. A certificate of the Secretary or
                  Assistant Secretary of the Servicer, the Originator and the Owner, certifying the names and true signatures of the officers of the Servicer, the Originator or the Owner, as the case may be, authorized to sign the Agreement and the other documents to be delivered by it thereunder.

                           7.16.11.7. A certificate of the Secretary or
                  Assistant Secretary of each of FSC and Charming Shoppes certifying the names and true signatures of the officers thereof authorized to sign the Company Agreement and the other documents to be delivered by it thereunder.

                           7.16.11.8. Executed copies of proper financing
                  statements or amendments thereto, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership interests contemplated by the Agreement.

                           7.16.11.9. Executed copies of proper financing
                  statements, if any, necessary to release all security interests and other rights of any Person in the Receivables or Cardholder Agreements previously granted by the

                  Originator, the Owner or the Seller (other than Adverse Claims expressly permitted under the Agreement).

                           7.16.11.10. Completed requests for information, dated
                  as of a date reasonably near the date of such effectiveness listing all effective financing statements (other than the financing statements referred to in subsection (viii) above) filed in the jurisdictions referred to in subsection (viii) above (other than Philadelphia County, Pennsylvania) that name the Seller as debtor, together with copies of such other financing statements (none of which shall cover any Receivables or Cardholder Agreements).

                           7.16.11.11. A copy of each Depositary Agreement with
                  each Depositary Bank, duly executed by the Servicer and duly acknowledged by such Depositary Bank, and a notice to each Depositary Bank instructing such Depositary Bank to make all payments to the Collection Account and informing them of the intermediate sale of Receivables to the Owner.

                           7.16.11.12. An instruction letter or letters to the
                  Administrative Servicer, duly executed and delivered by the Owner and duly acknowledged by the Administrative Servicer, directing the Administrative Servicer to process Collections in accordance with the Trustee's instructions and informing them of the intermediate sale of Receivables to the Owner.

                           7.16.11.13. The Company Agreement, duly executed and
                  delivered by each of FSC and Charming Shoppes.

                           7.16.11.14. The Fee Letter, duly executed and
                  delivered by the Seller.

                           7.16.11.15. Certified copies or executed originals of
                  (A) the Pooling and Servicing Agreement and the Purchase Agreement, duly executed and delivered by each party thereto, and evidence satisfactory to the Agent that each of the conditions to the effectiveness thereof shall have been satisfied (including, without limitation, the filing of all appropriate UCC financing statements) and that the conveyances contemplated therein have occurred and (B) the Security Agreement and each other agreement, document and opinion delivered pursuant to the Pooling and Servicing Agreement.

                           7.16.11.16. A copy of the Cardholder Guidelines,
                  certified by a Responsible Officer of the Originator as being complete and accurate in all material respects.

                  7.16.11.17. A favorable opinion of Pepper, Hamilton & Scheetz, counsel for the Trustee, substantially in the form of Annex C hereto and as to such other matters as the Agent may reasonably request.

                  7.16.11.18. A favorable opinion of:

                           (1) Mayer, Brown & Platt, counsel for each of the
                  Servicer, the Originator, the Owner, the Subordinated Purchaser, Charming Shoppes and FSC, as to certain corporate and security interest matters substantially in the form of Annex D-1 hereto,

                           (2) Mayer, Brown & Platt, counsel for the Originator
                  and the Servicer, as to certain bank regulatory matters substantially in the form of Annex D-2 hereto,

                           (3) Colin Stern, Esq., General Counsel for each of
                  the Servicer, the Originator, the Owner and the Subordinated Purchaser, substantially in the form of Annex D-3, and

                           (4) Mayer, Brown & Platt, counsel for each of the
                  Subordinated Purchaser, Charming Shoppes and FSC, as to certain Federal Bankruptcy Code matters substantially in the form of Annex D-4 hereto.

                  7.16.11.19. A favorable opinion of Colin Stern, Esq., General Counsel for each of FSC and Charming Shoppes, substantially in the form of Annex E hereto.

                  7.16.11.20. A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for the Agent, as the Agent may reasonably request.

                  7.16.11.21. An undated notice (the "Store Payment Notice"), duly executed by each of the Owner and the Originator, to the manager of each Store, in substantially the form of Annex F hereto.

                  7.16.11.22. Assignments to the Seller of the benefits under each of the Interest Rate Agreements in effect on the Effective Date, together with any necessary consents by the counterparties to such Interest Rate Agreements.

                  7.16.11.23. Copies of each of the Interest Rate Agreements in effect on the Effective Date, together with a summary thereof in the form of Annex G hereto, in each case certified by a Responsible Officer of the Owner as being complete and correct.

                  7.16.11.24. [Intentionally omitted].

                  7.16.11.25. Copies of each of the Credit Facilities as in effect on the Effective Date, certified by an officer of Charming Shoppes as being complete and correct, accompanied by a certificate of an officer of Charming Shoppes that (x) Charming Shoppes has duly executed and delivered each of the Credit Facilities, (y) all conditions precedent to the obligations of the lenders under the Credit Facilities have been satisfied and the Credit Facilities are in full force and effect as of the date of the initial purchase and (z) no event or condition of the type described in paragraph (l) of Exhibit VI has occurred and is continuing.

                  7.16.11.26. Copies of the Consumer Credit Plan Agreement between Charming Shoppes of Delaware, Inc. and FSC, the Consumer Credit Plan Operations Agreement between FSC and Spirit and the Cardholder Agreement, each as in effect on the Effective Date, certified by a Responsible Officer of FSC or the Owner as being complete and correct.

                  7.16.11.27. A copy of the Administrative Servicing Agreement or a summary prepared by the Servicer of the provisions of the Administrative Servicing Agreement relating to the termination thereof by either party and the assignability thereof by the Administrative Servicer.

                  7.16.11.28. [Intentionally omitted]

                  (xxix) A letter agreement between Charming Shoppes of Delaware, Inc. and the Trustee, in form and substance satisfactory to the Agent, duly executed and delivered by Charming Shoppes of Delaware, Inc. and the Trustee, setting forth certain instructions with respect to the flow of funds arising out of Store Payments and the agreement of Charming Shoppes of Delaware, Inc. not to assert setoffs against such funds.

                  (xxx) Copies of good standing certificates for Spirit from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

         2. Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) of

Purchaser Receivable Interests by the Purchaser or the Banks, as the case may be, under the Agreement and each reinvestment pursuant to Section 2.06(a) of the Agreement shall be subject to the further conditions precedent that:

         (a) in the case of each purchase, the Servicer shall have delivered (i) to the Trustee, on or prior to such purchase, the then most recent computer file or microfiche or written list of Accounts required pursuant to Section 2.1 or 2.6(d)(ii) of the Pooling and Servicing Agreement, and (ii) to the Agent, on or prior to such purchase, in form and substance satisfactory to the Agent, a completed Servicer Report dated within 31 days prior to the date of such purchase together with such additional information as may reasonably be requested by the Agent,

         (b) on the date of such purchase or reinvestment the following statements shall be true, except that the statement in clause (iii) below is required to be true only if such purchase or reinvestment is by the Purchaser (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                           (i) The representations and warranties contained in
                  Exhibit III are correct on and as of the date of such purchase or reinvestment as though made on and as of such date, and

                           (ii) No event has occurred and is continuing, or
                  would result from such purchase or reinvestment, that constitutes an Early Amortization Event or that would constitute an Early Amortization Event but for the requirement that notice be given or time elapse or both, and

                           (iii) The Agent shall not have given the Seller and
                  the Servicer at least one Business Day's notice that the Purchaser has terminated the reinvestment of Collections in Purchaser Receivable Interests, and

                  7.16.12. the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

         3. Additional Conditions Precedent to Each Purchase by the Purchaser and the Banks. Each purchase (including the initial purchase) of a Purchaser Receivable Interest by the Purchaser and the Banks under the Agreement is subject to the additional conditions precedent that, after giving effect to such purchase and any concurrent allocation of a Subordinated Receivable Interest pursuant to Section 1.02(f) of the Agreement:

         7.16.13. the representation and warranty contained in paragraph 2(n) of
Exhibit III shall be correct; and

         7.16.14. the Unallocated Net Receivables Pool Balance shall be equal to or exceed the Minimum Seller Capital.

                                  EXHIBIT III
                         REPRESENTATIONS AND WARRANTIES

         1. Representations and Warranties of the Trustee. The Trustee, not in its individual capacity but solely as the trustee for the Charming Shoppes Master Trust, represents and warrants as follows:

                  7.16.15. The Trustee is a national banking association duly organized, validly existing and in good standing under the federal law of the United States of America with full corporate trust power and authority to enter into and perform its obligations under the Agreement, the Pooling and Servicing Agreement and each other Master Trust Document to which the Trustee will be a party.

                  7.16.16. The execution and delivery by the Trustee of, and the performance by the Trustee of the transactions contemplated by, the Agreement, the Pooling and Servicing Agreement and each other Master Trust Document to which the Trustee is a party, including the Trustee's use of the proceeds of purchases and reinvestments, are within the Trustee's corporate trust powers, have been duly authorized by all necessary corporate action of the Trustee, and (a) do not contravene
         (i) the Trustee's charter or by-laws or (ii) any existing federal or applicable state law governing the trust powers of the Trustee.

                  7.16.17. Each of the Agreement, the Pooling and Servicing Agreement and each other Master Trust Document to which the Trustee is a party has been duly executed and delivered by the Trustee, as the trustee for Charming Shoppes Master Trust pursuant to the Pooling and Servicing Agreement, and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                  7.16.18. No authorization or approval or other action by and no notice to or filing with, any governmental authority or regulatory body under any existing federal or Pennsylvania law governing the trust powers of the Trustee, except such as have been obtained, made or taken, is required for the due execution and delivery by the Trustee of, and the consummation of any of the transactions by the Trustee contemplated by, the Agreement, the Pooling and Servicing Agreement or each other Master Trust Document to which the Trustee is a party or for


                                     III-1
         the perfection of or the exercise by the Agent or the Purchasers of their respective rights and remedies under the Agreement.

                  7.16.19. There are no actions or proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any court, regulatory body, administrative agency or other tribunal, governmental instrumentality or arbitrator seeking to prevent the consummation of any of the transactions contemplated by the Agreement, the Pooling and Servicing Agreement or any other Master Trust Document, or seeking and determination or ruling that, would materially and adversely affect the performance by the Trustee of its obligations under the Agreement, the Pooling and Servicing Agreement or any other Master Trust Document to which the Trustee is a party, or seeking any determination or ruling that would materially and adversely affect the legality, validity or enforceability of the Agreement, the Pooling and Servicing Agreement or any other Master Trust Document.

                  7.16.20. The principal place of business and chief executive office of the Trustee and the office where the Trustee keeps its records concerning the Pool Receivables are located at 123 South Broad Street, Philadelphia, Pennsylvania 19109; the address of the Trustee where notices and demands to or upon the Trustee in respect of the Pool Receivables, the Agreement or the Pooling and Servicing Agreement may be served is First Union National Bank, 123 S. Broad Street, 12th Floor, Philadelphia, Pennsylvania 19109, Attention: Corporate Trust Services.

                  7.16.21. All representations and warranties of the Trustee set forth in the Pooling and Servicing Agreement and each other Master Trust Document to which the Trustee is a party are true and correct in all material respects (unless any such representation or warranty speaks as of a particular date, in which case it is true and correct in all materials respects as of each such date).

         2. Representations and Warranties of the Owner. The Owner represents and warrants as follows:

                  7.16.22. The Owner is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.


                                     III-2

         7.16.23. The execution, delivery and performance by the Owner of the Agreement and each Master Trust Document to which it is or will be a party, (i) are within the Owner's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Owner's charter or by-laws, (2) any Requirement of Law applicable to the Owner, (3) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Owner is a party or by which it is bound (including, without limitation, the Pooling and Servicing Agreement and any other Master Trust Document to which the Owner is or will be a party), or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Owner or its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than the interests created by the Pooling and Servicing Agreement and the Agreement). Each of the Agreement, and each Master Trust Document to which the Owner is or will be a party has been or will be duly executed and delivered by the Owner.

         7.16.24. No authorization or approval or other action by, and, except for the filing of financing statements to be filed pursuant to the Pooling and Servicing Agreement and pursuant to the Agreement, no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Owner of the Agreement or any Master Trust Document to which the Owner is or will be a party.

         7.16.25. Each of the Agreement and each Master Trust Document to which the Owner is or will be a party constitutes, or upon due execution and delivery by the Owner will constitute, the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or by general principles of equity (whether considered in a proceeding in equity or at law).

         7.16.26. There are no actions or proceedings pending or, to the best knowledge of the Owner, threatened against the Owner before any court, regulatory body, administrative agency or other tribunal, governmental instrumentality or arbitrator seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Master Trust Document, or seeking any determination or ruling that, in the reasonable judgment of the Owner, would materially and adversely affect


                                     III-3
the performance by the Owner of its obligations under this Agreement or any Master Trust Document to which it is or will be a party, or seeking any determination or ruling that would materially and adversely affect the legality, validity or enforceability of this Agreement or any Master Trust Document.

         7.16.27. Since February 1, 1997, (i) there has been no material adverse change in the business, operations, property or financial or other condition of the Owner which may materially adversely affect the Owner's ability to collect Pool Receivables pursuant to the Agreement or the Pooling and Servicing Agreement or otherwise perform its obligations under the Agreement or the Master Trust Documents to which it is or will be a party and (ii) there has not occurred any event which may materially adversely affect the collectibility or value of the Receivables Pool.

                  7.16.28. (i) Immediately prior to the purchase by the Seller of an interest therein under the Pooling and Servicing Agreement, the Owner is the legal and beneficial owner of each Pool Receivable free and clear of any Adverse Claims except for the interests therein created pursuant to the Security Agreement;

                  (ii) upon each purchase by the Trustee under the Pooling and Servicing Agreement, the Trustee will acquire a valid and perfected first priority ownership interest in the Pool Receivables and Collections with respect thereto;

                  (iii) immediately prior to the purchase by each Purchaser or Bank of an interest therein under the Agreement, the Trustee will be the legal and beneficial owner of each Pool Receivable free and clear of any Adverse Claims, except for the interests created therein pursuant to the Pooling and Servicing Agreement (which interests will be pari passu with the Purchasers' or Banks' interests therein);

                  (iv) upon each purchase by a Purchaser or a Bank and each reinvestment on behalf of a Purchaser or a Bank under the Agreement, such Purchaser or Bank, as the case may be, will acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Purchaser Receivable Interest in the Pool Receivables and in the Collections with respect thereto, subject to the interests therein referred to clause (iii) above;


                                     III-4

                  (v) no effective financing statement or other instrument similar in effect covering any Cardholder Agreement or any Pool Receivable or Collections with respect thereto is on file in any recording office, except those filed pursuant to the Pooling and Servicing Agreement and those filed pursuant to the Agreement; and

                  (vi) except for any credit life insurance policies, credit disability or unemployment insurance policies covering an Obligor with respect to Pool Receivables under such Obligor's Account, there are no guaranties, insurance, or other agreements, and no security interests or liens, supporting or securing or purporting to support or secure payment of any Receivable.

         7.16.29. The principal place of business and chief executive office of the Owner and the office where the Owner keeps its records concerning the Pool Receivables are located at the address or addresses referred to in paragraph 2(b) of Exhibit IV.

         7.16.30. The names and addresses of all the Depositary Banks, together with the account numbers of the Initial Depositary Accounts of the Seller at such Depositary Banks, are specified in Schedule II hereto (or at such other Depositary Banks and/or with such other Initial Depositary Accounts as have been notified to the Agent in accordance with the Agreement).

         7.16.31. The facts and assumptions contained in paragraph (p) on page 10 of the opinion of Mayer, Brown & Platt delivered pursuant to paragraph 1(b(xviii)(4) of Exhibit II to the Agreement are true and correct as of the time specified therein.

         7.16.32. All representations and warranties of the Owner set forth in the Pooling and Servicing Agreement and each other Master Trust Document to which the Owner is a party are true and correct in all material respects (unless any such representation or warranty speaks as of a particular date, in which case it is true and correct in all material respects as of each such date).

         7.16.33. The Trust is not an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

         7.16.34. As of the applicable Cut Off Date, Schedule 1 to the Pooling and Servicing Agreement and the related


                                     III-5
computer file or microfiche or written list referred to in paragraph 1(a) of
Exhibit II to the Agreement is an accurate and complete listing in all material respects of all the Accounts, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such Cut Off Date.

         7.16.35. On the date of each purchase of Purchaser Receivable Interests by the Purchaser or a Bank under the Agreement, after giving effect to the purchase to be made by the Purchaser or Bank on such date and any allocation of a Subordinated Receivable Interest to the Subordinated Purchaser on such date, the Net Receivables Pool Balance minus the sum of (A) the aggregate "Investor Interests" (as defined in the Pooling and Servicing Agreement) for all Certificate Series issued pursuant to one or more supplements to the Pooling and Servicing Agreement, (B) the aggregate "Receivables Purchase Interests" (as defined in the Pooling and Servicing Agreement) for all Receivables Purchase Series issued pursuant to any receivables purchase agreement that is subject to the Pooling and Servicing Agreement (other than the Agreement), (C) the Subordinated Purchaser Capital, (D) the Minimum Seller Capital, and (E) the total amount of Discount Option Receivables, if any, will be equal to or exceed the sum of the aggregate outstanding Purchaser Capital of all Purchaser Receivable Interests under the Agreement; and the Floating Allocation Percentage as of such day shall be less than or equal to 98.305%.

         7.16.36. No proceeds of any purchase or reinvestment will be used by the Owner or the Seller to acquire any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

         7.16.37. After giving effect to the Pooling and Servicing Agreement and each purchase of Receivables from the Owner by the Trustee under the Pooling and Servicing Agreement and the use of proceeds of each Purchase by the Owner, (i) the Owner will have sufficient presently saleable assets, and sufficient cash flow, to enable it to meet its debts as they mature (in each case as such concepts are defined in applicable bankruptcy and related laws), and (ii) the Owner does not have unreasonably small capital.

         7.16.38. The Owner is not entering into, and has not caused any other Person to enter into, any of the transactions contemplated by the Pooling and Servicing Agreement or the


                                     III-6

         Agreement with the intent to hinder, delay or defraud the creditors of the Owner.

                  7.16.39. Each computer file or microfiche list which has been delivered to the Trustee by the Owner pursuant to Section 2.1 or
         Section 2.6 of the Pooling and Servicing Agreement contains a complete and accurate list of Accounts identified by account number, Obligor name, Obligor address and Receivable balance as of the applicable Cut Off Date.

                  7.16.40. The Trustee is not an insider or Affiliate of the Owner.

         3. Representations and Warranties of the Servicer. The Servicer represents and warrants as follows:

                  7.16.41. The Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                  7.16.42. The execution, delivery and performance by the Servicer of the Agreement and each Master Trust Document to which it is or will be a party and the other documents to be delivered by it thereunder, (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Servicer's charter or by-laws, (2) any Requirement of Law applicable to the Servicer, (3) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound (including, without limitation, the Pooling and Servicing Agreement and any other Master Trust Document to which the Servicer is or will be a party), or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than the interests created by the Master Trust Documents and the Agreement). Each of the Agreement and each Master Trust Document to which the Servicer is or will be a party has been or will be duly executed and delivered by the Servicer.

                  7.16.43. No authorization or approval or other action by, and no notice to or filing with, any governmental


                                     III-7
         authority or regulatory body is required for the due execution, delivery and performance by the Servicer of the Agreement or any Master Trust Document to which the Servicer is or will be party or any other document to be delivered thereunder.

                  7.16.44. Each of the Agreement and each Master Trust Document to which the Servicer is or will be party constitutes, or upon due execution and delivery by the Servicer will constitute, the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or by general principles of equity (whether considered in a proceeding in equity or at law).

                  7.16.45. There are no actions or proceedings pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal, governmental instrumentality or arbitrator seeking to prevent the consummation of any of the transactions contemplated by the Agreement or any Master Trust Document, or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under the Agreement or any Master Trust Document to which it is or will be a party, or seeking any determination or ruling that would materially and adversely affect the legality, validity or enforceability of the Agreement or any Master Trust Document.

                  7.16.46. The principal place of business and chief executive office of the Servicer and the office where the Servicer keeps its records concerning the Pool Receivables are located at the address or addresses referred to in paragraph 3(b) of Exhibit IV.

                  7.16.47. All representations and warranties of the Servicer set forth in the Pooling and Servicing Agreement and each other Master Trust Document to which the Servicer is a party are true and correct in all material respects (unless any such representation or warranty speaks as of a particular date, in which case it is true and correct in all materials respects as of each such date).

         4. Representations and Warranties of the Originator. The Originator represents and warrants as follows:


                                     III-8

         7.16.48. The Originator is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

         7.16.49. The execution, delivery and performance by the Originator of the Agreement and each Master Trust Document to which the Originator is a party and the other documents to be delivered by it thereunder, (i) are within the Originator's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Originator's charter or by-laws, (2) any Requirement of Law applicable to the Originator, (3) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Originator is a party or by which it is bound or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Originator or its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. The Agreement and each Master Trust Document to which the Originator is a party has been duly executed and delivered by the Originator.

         7.16.50. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of the Agreement, any Master Trust Document to which the Originator is a party or any other document to be delivered thereunder.

         7.16.51. The Agreement and each Master Trust Document to which the Originator is a party constitutes the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or by general principles of equity (whether considered in a proceeding in equity or at law).

         7.16.52. There are no actions or proceedings pending or, to the best knowledge of the Originator, threatened against the Originator before any court, regulatory body, administrative agency or other tribunal, governmental instrumentality or arbitrator seeking to prevent the consummation of any of the transactions contemplated by the Agreement or any Master Trust Document, or seeking any


                                     III-9
determination or ruling that, in the reasonable judgment of the Originator, would materially and adversely affect the performance by the Originator of its obligations under the Agreement or any Master Trust Document to which it is or will be a party, or seeking any determination or ruling that would materially and adversely affect the legality, validity or enforceability of the Agreement or any Master Trust Document.

         7.16.53. The Originator is in compliance with its regulatory capital requirements under applicable rules and regulations of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or other appropriate governmental authorities.

         7.16.54. The Originator did not (i) execute the Purchase Agreement, the Agreement or any other Master Trust Document, (ii) convey the assets described in Section 1.1 of the Agreement or in the Security Agreement, (iii) cause, permit, or suffer the perfection or attachment of an interest in such assets, or
(iv) otherwise effectuate or consummate any transfer pursuant to the Purchase Agreement or the Agreement, in each case:

                  7.16.54.0.1. in contemplation of insolvency;

                  7.16.54.0.2. with a view to preferring one creditor over another or to preventing the application of its assets in the manner required by applicable law or regulations;

                  7.16.54.0.3. after committing an act of insolvency; or

                  7.16.54.0.4. with any intent to hinder, delay, or defraud itself or its creditors.

         7.16.55. All representations and warranties of the Originator set forth in the Purchase Agreement and each other Master Trust Document to which the Originator is a party are true and correct in all material respects (unless any such representation or warranty speaks as of a particular date, in which case it is true and correct in all materials respects as of each such date).


                                     III-10

                                   EXHIBIT IV
                                   COVENANTS

         1. Covenants of the Trustee. The Trustee, not in its individual capacity but solely as the trustee for the Charming Shoppes Master Trust, agrees that, until the latest of (x) the Facility Termination Date, (y) the Commitment Termination Date or (z) the Final Distribution Date:

                  7.16.56. Compliance with Laws, Etc. The Trustee will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Trustee to perform its obligations under the Agreement or the Master Trust Documents.

                  7.16.57. Offices, Records and Books of Account. The Trustee will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at 123 Broad Street, Philadelphia, Pennsylvania 19109 or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Trustee shall maintain in the City of Newark, New Jersey, an office or offices where notices and demands to or upon the Trustee in respect of the Pool Receivables, the Agreement or the Pooling and Servicing Agreement may be served.

                  7.16.58. Further Assurances. The Trustee shall, from time to time, at the Servicer's expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under the Agreement, or to enable the Purchasers, the Banks or the Agent to exercise and enforce their respective rights and remedies under the Agreement. Without limiting the foregoing, the
         Trustee:

                           7.16.58.1. will upon the request of the Agent (x)
                  execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; (y) ensure that all Records evidencing Pool Receivables and related Cardholder Agreements in its possession are marked conspicuously with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold in accordance with the Agreement; and (z) ensure that any data processing records evidencing such Pool Receivables and related Cardholder Agreements in its possession are marked with such a legend; and

                           7.16.58.2. authorizes the Agent to file financing or
                  continuation statements, and amendments thereto, relating to such Receivable Interests without the signature of the Trustee where permitted by law and agrees that a photocopy or other reproduction of the Agreement shall be sufficient as a financing statement where permitted by law.

Notwithstanding the foregoing, so long as any Investor Certificates shall be outstanding, the Trustee and the Agent shall not file any financing statements pursuant to this Section (other than continuation statements, amendments reflecting name changes or changes of office location or financing statements relating solely to an Enhancement for the benefit of the Receivables Purchase Series arising in connection with the Agreement) unless the Agent shall have obtained and delivered to the Trustee an Opinion of Counsel to the effect that such filing shall not materially and adversely affect the interests of the holders of the Investor Certificates.

                  7.16.59. Interest Rate Agreements. The Trustee shall not consent to any modification or amendment of the Interest Rate Agreements without the prior written consent of the Agent in each instance, which consent shall not be unreasonably withheld by the Agent.

                  7.16.60. Store Payment Notice. If the Trustee shall be notified by any Person (other than the Agent) to deliver the Store Payment Notice, the Trustee shall promptly notify the Agent thereof.

                  7.16.61. Books and Records. The Trustee will mark its books and records to indicate that interests in the Pool Receivables have been conveyed to the Purchasers, the Banks and the Subordinated Purchaser and to evidence the interest of the Purchasers, the Banks and the Subordinated Purchaser in the Pool Receivables.

                  7.16.62. Store Payment Agreements. The Trustee shall not consent to any modification, amendment or termination of the letter agreements delivered pursuant to clause (xxix) of Section 1(b) of
         Exhibit II of the Agreement without the prior written consent of the Agent in each instance.

         2. Covenants of the Owner. Until the latest of (x) the Facility Termination Date, (y) the Commitment Termination Date or (z) the Final Distribution Date:

                  7.16.63. Compliance with Laws, Etc. The Owner will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or its ability to perform its obligations under the Agreement or the Master Trust Documents.

                  7.16.64. Offices, Records and Books of Account. The Owner will keep its principal place of business and chief executive office or the office where it keeps its records concerning the Pool Receivables at 745 Center Street, Milford, Ohio 45150, 3411 Silverside Road, 186 Weldin Bldg., Wilmington, Delaware 19810 and 450 Winks Lane, Bensalem, Pennsylvania 19020, or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Owner also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Cardholder Agreements in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                  7.16.65. [Intentionally omitted].

                  7.16.66. Sales, Liens, Etc. The Owner will not, prior to the Final Distribution Date, (i) suffer to exist any Adverse Claim upon or with respect to any portion of the Minimum Seller Capital, except for the interests therein created pursuant to the Security Agreement, or
         (ii) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any of the Accounts or (iii) assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof, other than pursuant to the Pooling and Servicing Agreement.

                  7.16.67. Interest Rate Hedging. The Owner shall maintain, or cause to be maintained, the Interest Rate Agreements in full force and effect and shall obtain, or cause to be obtained, extensions to or replacements for the Interest Rate Agreements from time to time so that the then effective Interest Rate Agreements are at all times in compliance with the first sentence of the definition of "Interest Rate Agreements." Whenever the Owner shall obtain, or cause to be obtained, an extension to or replacement for any Interest Rate Agreement, the Owner shall immediately furnish the Agent with an updated Annex G incorporating such extension or replacement and a copy of such extension or replacement, in each case certified by a Responsible Officer of the Owner as being complete and correct. With respect to each Interest Rate Agreement to which the Seller is not a party, the Owner shall cause all monies due or to become due to the Owner (or, if applicable, FSC) under such Interest Rate Agreement to be assigned to the Seller.

                  7.16.68. [Intentionally omitted]

                  7.16.69. Information. The Owner shall provide to (i) the Servicer (if other than Spirit) on a timely basis all information needed for the administration of the Pool Receivables, including notice of the commencement of the Amortization Period and (ii) to the Agent, as soon as possible and in any event within two Business Days after receipt thereof, copies of all notices, reports, information, documents, instruments and records delivered to the Trustee which relate to the Pool Receivables or the Pooling and Servicing Agreement.

                  7.16.70. Further Assurances. The Owner shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under the Agreement, or to enable the Purchasers, the Banks or the Agent to exercise and enforce their respective rights and remedies under the Agreement. Without limiting the foregoing, the
         Owner:

                           7.16.70.1. will upon the request of the Agent (x)
                  execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; (y) mark conspicuously the Records evidencing each Pool Receivable and the related Cardholder Agreement with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold in accordance with the Agreement; and (z) mark its master data processing records evidencing such Pool Receivables and related Cardholder Agreements with such a legend; and

                           7.16.70.2. authorizes the Agent to file financing or
                  continuation statements (solely with respect to the Agreement), and amendments thereto, relating to such Receivable Interests without the signature of the Owner where permitted by law and agrees that a photocopy or other reproduction of the Agreement shall be sufficient as a financing statement where permitted by law.

Notwithstanding the foregoing, so long as any Investor Certificates shall be outstanding, the Owner and the Agent shall not file any financing statements pursuant to this Section (other than continuation statements, amendments reflecting name changes or changes of office location or financing statements relating solely to an Enhancement for the benefit of the Receivables Purchase Series arising in connection with the Agreement) unless the Agent shall have obtained and delivered to the Trustee an Opinion of Counsel to the effect that such filing shall not materially and adversely affect the interests of the holders of the Investor Certificates.

                  7.16.71. Annual Compliance Certificate. The Owner will provide to the Agent, as soon as possible and in any event within 30 days after the close of each fiscal year of the Owner, a certificate signed by the President or a Vice

President of the Owner, stating that a review of the activities of the Owner and its subsidiaries during the fiscal year in respect of which such statement was delivered has been made under his or her supervision and that no Early Amortization Event or condition or event which, with notice or lapse of time or both, would constitute an Early Amortization Event has occurred, or, if such has occurred, specifying the nature and status thereof.

         7.16.72. No Alteration of File Designation. The Owner shall not alter the file designation referenced in clause (i) of paragraph 1(a) of Exhibit II to the Agreement during the term of this Agreement for any Account unless and until such Account becomes a Removed Account.

         7.16.73. Pool Receivables Not to Be Evidenced by Instruments, Etc. The Owner will not take any action to cause any Pool Receivable to be evidenced by any instrument (as defined in the UCC as in effect in each of the States of New York, Ohio, Pennsylvania and Delaware). Each Pool Receivable shall be payable pursuant to a contract which does not create a lien on any goods purchased thereunder. The Owner will not take any action to cause any Pool Receivable to be anything other than an "account", or a "general intangible" or the "proceeds" of either for purposes of the UCC as in effect in each of the States of New York, Ohio, Pennsylvania and Delaware.

         7.16.74. Addition of Accounts or Accounts from Additional Programs. (i) The Owner will not, without the prior written consent of the Agent, add to the Trust pursuant to Section 2.6 of the Pooling and Servicing Agreement Eligible Accounts which have been acquired by the Owner from third parties (as distinguished from Accounts originated by the Owner or an Affiliate of the Owner) ("Third-Party Accounts") to the extent that:

                  (A) the number of such Third-Party Accounts plus the total number of all Third- Party Accounts theretofore added to the Trust in the same calendar year shall exceed 5% of the total number of Accounts in the Trust as of the end of the prior calendar year; or

                  (B) the sum of the Outstanding Balance of the Receivables in such Third-Party Accounts as of the Addition Date plus the Outstanding Balance of the Receivables in all other Third-Party Accounts theretofore added to the Trust in the same calendar year shall exceed 5% of the Outstanding Balance of all

                           Receivables in the Receivables Pool as of the end of the prior calendar year.

         (ii) The Owner will not, without the prior written consent of the Agent, add to the Trust Accounts arising from programs other than the Private Label Program (as defined in the Pooling and Servicing Agreement).

                  7.16.75. Merger, Consolidation, Etc. The Owner will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                           (i) the Person formed by such consolidation or into
                  which the Owner is merged or which acquires by conveyance or transfer the properties of the Owner substantially as an entirety shall be a special purpose bankruptcy-remote entity (and its certificate of incorporation shall have provisions similar to those of the Owner) and, if the Owner is not the surviving entity, shall expressly assume, by an agreement executed and delivered to the Agent and in form and substance satisfactory to the Agent, the performance of every covenant and obligation of the Owner hereunder;

                           (ii) the Owner shall have delivered to the Agent (A)
                  an officer's certificate of a Responsible Officer of the Owner certifying that such consolidation, merger, conveyance or transfer and such agreement comply with this paragraph (m) and that all conditions precedent herein provided for relating to such transaction have been complied with and (B) an opinion of counsel, from counsel reasonably acceptable to the Agent and addressed to the Agent, that such agreement is legal, valid and binding with respect to the Owner and the surviving entity and that the surviving entity would not be substantively consolidated, in connection with any bankruptcy proceeding, with any shareholder or other equity owner of such surviving entity;

                           (iii) the Owner shall have given at least 10 Business
                  Days' prior notice to the Agent of such consolidation, merger, conveyance or transfer; and

                           (iv) the Agent shall have consented to such
                  consolidation, merger, conveyance or transfer in writing (such consent not to be unreasonably withheld).

                  7.16.76. List of Stores. On or prior to May 31 of each year, the Owner shall furnish to the Agent a complete and accurate list of the names and addresses of all of the Stores.

                  7.16.77. [Intentionally omitted]

                  7.16.78. Limit on Certain Holders. The Owner shall not allow
         (i) to be outstanding over 100 Private Holders of Subject Instruments, or (ii) any Subject Instruments to be traded on a Market, registered under the Securities Act or offered or sold pursuant to Regulation S (17 CFR 230.901 through 230.904 or any successor thereto) if such offering or sale would have been required to be registered under the Securities Act if the interests so offered or sold had been offered and sold within the United States.

         3. Covenants of the Servicer. In addition to the duties of the Servicer set forth in Exhibit V hereto, until the latest of (x) the Facility Termination Date, (y) the Commitment Termination Date or (z) the Final Distribution Date:

                  7.16.79. Compliance with Laws, Etc. The Servicer will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Servicer to perform its obligations under the Agreement, the Pooling and Servicing Agreement or the other Master Trust Documents.

                  7.16.80. Offices, Records and Books of Account. The Servicer will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at 745 Center Street, Milford, Ohio 45150 or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Servicer also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Cardholder Agreements in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all

Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

         7.16.81. Further Assurances. The Servicer shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under the Agreement, or to enable the Purchasers, the Banks or the Agent to exercise and enforce their respective rights and remedies under the Agreement. Without limiting the foregoing, the Servicer will upon the request of the Agent (x) execute such instruments and documents that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence the Receivable Interests purchased under the Agreement; (y) mark conspicuously the Records evidencing each Pool Receivable and the related Cardholder Agreement with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold in accordance with the Agreement; and (z) mark its master data processing records evidencing such Pool Receivables and related Cardholder Agreements with such a legend. Notwithstanding the foregoing, so long as any Investor Certificates shall be outstanding, the Servicer and the Agent shall not file any financing statements pursuant to this Section (other than continuation statements, amendments reflecting name changes or changes of office location or financing statements relating solely to an Enhancement for the benefit of the Receivables Purchase Series arising in connection with the Agreement) unless the Agent shall have obtained and delivered to the Trustee an Opinion of Counsel to the effect that such filing shall not materially and adversely affect the interests of the holders of the Investor Certificates.

         7.16.82. Servicer Will Not Resign. The Servicer shall not resign from the obligations and duties imposed by it under the Agreement except as permitted pursuant to Section 8.5 of the Pooling and Servicing Agreement.

         7.16.83. Merger, Consolidation, Etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (i) the Person formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties of the Servicer substantially as an entirety shall be a state or national banking or savings association or other entity which is not subject to the bankruptcy laws of the United States of America and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement executed and delivered to the Agent and in form and substance satisfactory to the Agent, the performance of every covenant and obligation of the Servicer hereunder;

                           (ii) the Servicer shall have delivered to the Agent
                  (A) an officer's certificate of a Responsible Officer of the Servicer certifying that such consolidation, merger, conveyance or transfer and such agreement comply with this paragraph (e) and that all conditions precedent herein provided for relating to such transaction have been complied with and (B) an opinion of counsel, from counsel reasonably acceptable to the Agent and addressed to the Agent, that such agreement is legal, valid and binding with respect to the Servicer and the surviving entity;

                           (iii) the Servicer shall have given at least 10
                  Business Days' prior notice to the Agent of such consolidation, merger, conveyance or transfer; and

                           (iv) the Agent shall have consented to such
                  consolidation, merger, conveyance or transfer in writing (such consent not to be unreasonably withheld).

         4. Covenants of the Subordinated Purchaser. Until the latest of (x) the Facility Termination Date, (y) the Commitment Termination Date or (z) the Final Distribution Date:

                  7.16.84. Sale, Liens, Etc. The Subordinated Purchaser shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Subordinated Receivable Interest, or assign any right to receive income in respect thereof, without the prior written consent of the Agent.

                  7.16.85. Observance of Corporate Procedures, Etc. The Subordinated Purchaser (i) shall observe the corporate procedures required by its certificate of incorporation, its by-laws and the corporate law of the State of Delaware, including, without limitation, holding separate director and shareholder meetings from those of any other Person and otherwise ensure at all times that it is maintained as a separate corporate entity from any other Person and (ii) shall not amend or modify any provision of its Certificate of

Incorporation or by-laws without the prior written consent of the Agent (such consent not to be unreasonably withheld).

         7.16.86. Board of Directors' Authorization, Etc. The Subordinated Purchaser shall (i) ensure that its Board of Directors duly authorizes all of its corporate actions, and (ii) keep correct and complete books and records of account separate from those of any other Person, and correct and complete minutes of the meetings and other proceedings of its stockholders and Board of Directors, and (iii) where necessary, obtain proper authorization from its directors or stockholders, as appropriate, for corporate action.

         7.16.87. Operating Expenses; Separate Accounts. The Subordinated Purchaser shall provide for its operating expenses and liabilities from its own funds and maintain deposit accounts and other bank accounts separate from those of the Servicer or the Seller, or any of their respective Affiliates.

         7.16.88. Corporate Action. The Subordinated Purchaser shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business and ensure that neither the Originator nor the Servicer nor any of their respective Affiliates controls any corporate decisions made by it.

         7.16.89. Arm's-Length Transactions. To the extent it obtains any services from the Originator or the Servicer or any of their respective Affiliates, the Subordinated Purchaser shall ensure that the terms of such arrangements are comparable to those that would be obtained in an arm's-length transaction.

         7.16.90. No Commingling. The Subordinated Purchaser shall ensure that its assets are not commingled with those of the Originator, the Servicer, the Seller or any other Person.

         7.16.91. Separate Records. The Subordinated Purchaser shall maintain separate corporate records and books of account from those of the Originator, the Servicer or any other Person.

         7.16.92. Conduct of Business. The Subordinated Purchaser shall not conduct any business or engage in any activities other than (i) the ownership of the Subordinated Receivable Interest, (ii) the performance of its obligations under the Agreement and the Master Trust Document to which it is a party, (iii) the ownership of the "Seller Interest" under the Pooling and Servicing Agreement, and (iv) the ownership of a "subordinated receivable interest" and the performance of its obligations under any receivables purchase agreement that is subject to the Pooling and Servicing Agreement.

                  7.16.93. Separate Existence, Etc. The Subordinated Purchaser
         (i) shall not hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of the Originator, the Servicer, or any other Person; (ii) shall maintain an arm's-length relationship with the Originator and the Servicer and their respective Affiliates with respect to any transactions between itself and such other Person; and (iii) shall comply with (and cause to be true and correct) each of the facts and assumptions contained in paragraphs (a) through (k),(m) and (o) on pages 8 to 10 of the opinion of Mayer, Brown & Platt delivered pursuant to paragraph 1(b)(xviii)(4) of Exhibit II to the Agreement.

                  7.16.94. Independent Director. The Subordinated Purchaser shall select and at all times maintain as its Independent Director a Person who meets the following qualifications (which qualifications are in addition to those set forth in the Subordinated Purchaser's certificate of incorporation): the Independent Director shall have (i) prior experience as an independent director for a corporation whose charter documents require the unanimous written consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

         5. Covenants of the Originator. In addition to the duties of the Servicer set forth in Exhibit V hereto, until the latest of (x) the Facility Termination Date, (y) the Commitment Termination Date or (z) the Final Distribution Date:

                  7.16.95. Compliance with Laws, Etc. The Originator will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or its ability to perform its obligations under the Agreement or the Master Trust Documents.

                  7.16.96.  Change in Cardholder Guidelines, Etc.

                           7.16.96.1. Except (x) as otherwise required by any
                  Requirements of Law or (y) as is deemed by the Originator to be necessary in order for it to maintain its credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition in the credit card business and only if the change giving rise to such reduction is made applicable to the comparable segment of revolving credit card accounts owned or serviced by it which have characteristics similar to the Accounts which are the subject of such change, the Originator shall not at any time permit the Portfolio Yield to be less than the Funding Rate; and

                           7.16.96.2. unless the Agent consents in writing, the
                  Originator shall not otherwise alter the Cardholder Guidelines in any manner which the Originator reasonably believes might have a material adverse effect on the collectibility or value of Pool Receivables and shall apply its Cardholder Guidelines to each of the Pool Receivables; provided, however, that if any such alteration made without the Agent's consent is later determined by the Agent or the Originator to have had an adverse effect on the collectibility or value of Pool Receivables, then the Originator shall promptly revise the Cardholder Guidelines in order to prevent any such adverse effect from occurring thereafter and any loss suffered by the Purchasers or the Banks as a result of such alteration shall be subject to Section 4.01 of the Agreement;

provided, however, that the Originator shall, within 10 Business Days following any material change to the Cardholder Guidelines, give the Agent written notice of such change; and provided, further, that the Originator (x) shall not make any material adverse change in the minimum monthly payment required to be made by an Obligor in respect of any Pool Receivable without the prior written consent of the Agent (which consent will not be unreasonably withheld), (y) shall not make any change in the duration of the Cycles used to bill Obligors of the Receivables such that any such Cycle is more than 32 days and (z) shall ensure that the entire principal balance of any Account any portion of which remains unpaid for 180 days or more is written off the Seller's books as uncollectible.

         7.16.97. Administrative Servicer.

                  7.16.97.1. Unless the Agent consents in writing, the Originator will not amend, modify or supplement the Administrative Servicer Agreement in any manner which the Originator reasonably believes might have a material adverse effect on the collectibility or value of Pool Receivables; provided, however, that if any amendment, modification or amendment made without the Agent's consent is later determined by the Agent or the Originator to have had an adverse effect on the collectibility or value of Pool Receivables, then the Originator shall use its best efforts to promptly amend, modify or supplement the Administrative Servicer Agreement in order to prevent any such adverse effect from occurring thereafter and any loss suffered by the Purchasers or the Banks as a result of such amendment, modification or supplement shall be subject to Section 4.01 of the Agreement; and provided, however, that the Originator shall, within 10 Business Days following any amendment, modification or supplement to the Administrative Servicer Agreement, give the Agent written notice thereof such change.

                  7.16.97.2. The Originator will not replace the Administrative Servicer without the prior written consent of the Agent, which consent will not be unreasonably withheld.

                  7.16.97.3. The Originator will provide to the Agent, as promptly as possible, and in any event within two Business Days, after receiving any notice from the Administrative Servicer of the Administrative Servicer's intention to terminate the Administrative Servicer Agreement for any reason, a statement setting forth the details of such termination (including the reasons given by the Administrative Servicer for taking such action) and the action that the Originator proposes to take with respect thereto.

         7.16.98. Information. The Originator shall provide to (i) the Servicer (if other than Spirit) on a timely basis all information needed for the administration of the Pool Receivables, including notice of the commencement of the Amortization Period and (ii) to the Agent, as soon as possible and in any event within two Business Days after receipt thereof, copies of all notices, reports, information, documents, instruments and records delivered to the Trustee which relate to the Pool Receivables or the Pooling and Servicing Agreement.

         7.16.99. Annual Compliance Certificate. The Originator will provide to the Agent, as soon as possible and in any event within 30 days after the close of each fiscal year of the Originator, a certificate signed by the President or a Vice President of the Originator, stating that the Originator is in compliance with its regulatory capital requirements under applicable rules and regulations of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or other appropriate governmental authorities.

         7.16.100. No Alteration of File Designation. The Originator shall not alter the file designation referenced in clause (i) of paragraph 1(a) of Exhibit II to the Agreement during the term of this Agreement for any Account unless and until such Account becomes a Removed Account.

         7.16.101. Pool Receivables Not to Be Evidenced by Instruments, Etc. The Originator will not take any action to cause any Pool Receivable to be evidenced by any instrument (as defined in the UCC as in effect in each of the States of New York, Ohio, Pennsylvania and Delaware). Each Pool Receivable shall be payable pursuant to a contract which does not create a lien on any goods purchased thereunder. The Originator will not take any action to cause any Pool Receivable to be anything other than an "account", or a "general intangible" or the "proceeds" of either for purposes of the UCC as in effect in each of the States of New York, Ohio, Pennsylvania and Delaware.

         7.16.102. Approval; Official Record. Each Master Trust Document to which the Originator is a party and the Agreement (i) was approved by the board of directors of the Originator and such approval has been, and will be, reflected continuously in the minutes of the Originator's board of directors, and (ii) has been, and will be, an official record of the Originator continuously from the time of its execution.

                                   EXHIBIT V
                         ADMINISTRATION AND COLLECTION
                              OF POOL RECEIVABLES

         1. Duties of the Servicer. Until the latest of (x) the Facility Termination Date, (y) the Commitment Termination Date or (z) the Final Distribution Date:

                  7.16.103. In General. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service and administer the Pool Receivables and collect all payments due under the Pool Receivables from time to time in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Pool Receivables and in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Cardholder Guidelines, the Agreement and the Pooling and Servicing Agreement. The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Pool Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

                  7.16.104. Audits. At any reasonable time and from time to time at the Agent's reasonable request upon reasonable notice to the Servicer and, if applicable, the Administrative Servicer, the Servicer shall permit the Agent or its agents or representatives, to visit the offices and properties of the Servicer for the purpose of examining Records relating to the Servicer's credit card-related operations and/or the Pool Receivables, internal controls and procedures maintained by the Administrative Servicer (including, without limitation, all Files, File Extracts and Masterfiles, as such terms are defined in the Administrative Servicing Agreement in effect from time to time) and to take copies and extracts therefrom, and to discuss the Servicer's affairs with its officers, employees and independent accountants.

                  7.16.105. Change in Payment Instructions to Obligors. The Servicer will not add or terminate any bank as a Depositary Bank from those listed in Schedule II to the Agreement, or, except as requested by the Trustee pursuant to the Pooling and Servicing Agreement, make any change in its instructions to Obligors regarding the method by which payments are to be made in respect of Pool Receivables, unless the Agent shall have received notice of such addition, termination or change and the Trustee shall have received copies of Depositary Agreements with each new Depositary Bank, duly executed by the Seller and duly acknowledged by such Depositary Bank, or such other notice or acknowledgments as the Trustee may reasonably request.

                  7.16.106. Reporting Requirements. The Servicer will provide to the Agent (in multiple copies, if requested by the Agent) the following:

                           7.16.106.1. as soon as possible and in any event
                  within five days after the occurrence of each Early Amortization Event or event which, with the giving of notice or lapse of time, or both, would constitute an Early Amortization Event, a statement of the chief financial officer of the Servicer setting forth details of such Early Amortization Event or event and the action that the Servicer has taken and proposes to take with respect thereto;

                           7.16.106.2. within 30 days after the end of each
                  calendar year, a certificate of a Responsible Officer of the Servicer to the effect that no Early Amortization Event (including, without limitation, an Early Amortization Event described in paragraph (m) of Exhibit VI), or event which, with the giving of notice or lapse of time, or both, would constitute an Early Amortization Event, has occurred and is continuing;

                           7.16.106.3. at least 10 Business Days prior to any
                  change in the Seller's name or the Servicer's name, a notice setting forth the new name and the effective date thereof; and

                           7.16.106.4. such other information respecting the
                  Pool Receivables or the condition or operations, financial or otherwise, of the Seller, the Servicer or any of their respective Affiliates required to be delivered to the "Receivables Purchasers" under the Pooling and Servicing Agreement or as the Agent may from time to time reasonably request.

                  7.16.107. Calculation of Allocated Amounts. The Servicer shall, from time to time at the reasonable request of the Agent, furnish to the Agent (promptly after any such request) a calculation of the amounts set aside for the

Purchasers and the Banks pursuant to Article II of the Agreement.

         7.16.108. Delivery of Servicer Reports. The Servicer shall prepare and forward to the Agent, at least 2 Business Days prior to each Distribution Date, a Servicer Report relating to the Purchaser Receivable Interests outstanding on the last day of the immediately preceding Due Period, together with an analysis of the aging of the Pool Receivables outstanding on such last day, and each such Servicer Report will be accurate in all material respects as of its date.

         7.16.109. Total Systems Failure. The Servicer shall promptly notify the Agent of any Total Systems Failure and shall advise the Agent of the estimated time required in order to remedy such Total Systems Failure and of the estimated date on which a Servicer Report can be delivered. Until a Total Systems Failure is remedied, the Servicer will (i) furnish to the Agent such periodic status reports and other information relating to such Total Systems Failure as the Agent may reasonably request and (ii) promptly notify the Agent if the Servicer believes that such Total Systems Failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, and the action proposed to be taken in response thereto, and a revised estimate of the date on which a Servicer Report can be delivered. The Servicer shall promptly notify the Agent when a Total Systems Failure has been remedied.

         7.16.110. Servicer Remains Liable. The exercise by the Agent and by any Purchaser or any Bank of their rights under the Agreement shall not release the Servicer, the Originator or the Owner from any of their duties or obligations with respect to any Pool Receivables or under the related Cardholder Agreements. Neither the Agent nor any Purchaser nor any Bank shall have any obligation or liability with respect to any Pool Receivables or related Cardholder Agreements, nor shall any of them be obligated to perform the obligations of any party thereunder.

         2. Certain Rights of the Agent.

         7.16.111. Notification of Obligors. The Agent may at any time following the termination or transfer of the rights and obligations of both the Servicer under the Pooling and Servicing Agreement and the Administrative Servicer under the Administrative Servicer Agreement, upon ten days prior written notice to the Owner and the Servicer, instruct the Trustee to, and upon such instruction the Trustee shall, direct the Servicer to notify the Obligors of Pool Receivables, at the Servicer's expense (if the Servicer is then Spirit, the Seller or a designee of either of them), of the Agent's security interest in the Pool Receivables pursuant to the Agreement, such notification to be made (i) by means of statement to the foregoing effect contained in or enclosed with the monthly billing statement sent by the Servicer to the Obligors of Pool Receivables and
(ii) within the next 32 days. If the Servicer fails to notify Obligors as required pursuant to the foregoing sentence, then the Agent itself may, by any means reasonably determined by the Agent to be consistent with market practice and otherwise desirable to accomplish the purpose of this subsection and at the Servicer's expense (if the Servicer is then Spirit, the Seller or a designee of either of them), so notify such Obligors.

         7.16.112. Store Payment Notice, Etc.

                  (i) At any time following the institution of insolvency proceedings by or against any Store or Charming Shoppes or Charming Shoppes of Delaware, Inc., the Agent is authorized to instruct the Trustee to, and upon such instruction the Trustee shall, at the Servicer's expense, date and deliver the Store Payment Notice to the manager of each Store by or against which such a proceeding has been instituted, or in the case of such a proceeding by or against Charming Shoppes or Charming Shoppes of Delaware, Inc., to the managers of all Stores.

                  (ii) Each of the Trustee, the Seller, the Servicer, the Owner, the Originator, CNAI, the Purchasers and the Banks hereby authorizes the Agent, if appointed Successor Servicer under the Pooling and Servicing Agreement, to take any and all steps in the Trustee's name and on behalf of the Trustee, the Purchasers and the Banks that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Pool Receivables, including, without limitation, indorsing the name of the Originator, the Owner or the Seller, as appropriate, on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the related Cardholder Agreements.


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
                                   EXHIBIT VI
                           EARLY AMORTIZATION EVENTS

         Each of the following (whether occurring before or after the commencement of the Amortization Period) shall be an "Early Amortization Event":

                  7.16.113. (i) The Servicer shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under the Agreement (other than as referred to in clause (ii) below) and such failure shall remain unremedied for 10 Business Days after written notice thereof shall have been given to the Servicer by the Agent; or (ii) the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall remain unremedied for 1 Business Day after written notice thereof shall have been given to the Servicer by the Agent; or

                  7.16.114. (i) The Owner shall fail to make any deposit into the Collection Account or the Agent's Account pursuant to Section 2.4(d) or 2.4(e) of the Pooling and Servicing Agreement or pursuant to
         Section 2.07 or 4.03(b) of the Agreement, or (ii) the Seller shall fail to make any other payment required under the Agreement; and, in the case of either clause (i) or clause (ii) of this subsection (b), such failure shall remain unremedied for one Business Day after written notice thereof shall have been given to the Owner or the Seller, as the case may be, by the Agent; or

                  7.16.115. Any representation or warranty made or deemed made by the Seller, the Owner, the Originator, the Servicer, FSC or Charming Shoppes (or any of their respective officers) under or in connection with the Agreement, any Master Trust Document or the Company Agreement or any information or report (other than any Servicer Report) delivered by the Seller, the Owner, the Originator, the Servicer, FSC or Charming Shoppes pursuant to the Agreement, any Master Trust Document or the Company Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                  7.16.116. The Seller, the Owner, the Originator, FSC or Charming Shoppes shall fail to perform or observe any other term, covenant or agreement contained in the Agreement, any Master Trust Document or the Company Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 continuous Business Days after written notice thereof shall have been given to the Seller, the Owner, the Originator, FSC or Charming Shoppes, as the case may be, by the Agent; or

         7.16.117. (i) Spirit, in its capacity as the Servicer under the Pooling and Servicing Agreement or Spirit or any Affiliate of Spirit, in any capacity under any other Master Trust Document, shall fail to perform or observe any term, covenant or agreement contained in the Pooling and Servicing Agreement or such other Master Trust Document, on its part to be performed or observed and
(A) any such failure shall continue for 10 Business Days after written notice thereof shall have been given to the Servicer by the Trustee or any Purchaser Representative (as defined in the Pooling and Servicing Agreement) or (B) any such failure under the Pooling and Servicing Agreement or other Master Trust Document shall constitute an "early amortization event" or similar event under any Certificate Series or Receivables Purchase Series (as defined in the Pooling and Servicing Agreement), or

                  (ii) any "Servicer Default" shall occur under the Pooling and Servicing Agreement, or

                  (iii) any other event shall occur or condition shall exist under the Pooling and Servicing Agreement or other Master Trust Document that constitutes an "Amortization Event" or a "Trust Early Amortization Event" thereunder or would constitute an "Amortization Event" or a "Trust Early Amortization Event" thereunder but for the requirement that notice be given or time elapse or both; or

         7.16.118. Any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Purchaser Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Purchaser Receivable Interest in each applicable Pool Receivable and the Collections with respect thereto; or

         7.16.119. The Seller, the Owner, the Originator, FSC or Charming Shoppes shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Owner, the

Originator, FSC or Charming Shoppes seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, conservatorship or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (including any law relating to the conservatorship or liquidation of national banking associations), or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, conservator, sequestrator or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian, conservator, sequestrator or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, the Owner, the Originator, FSC or Charming Shoppes shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

         7.16.120. As of the last day of any Due Period, either the Delinquency Ratio shall exceed 10% or the Quarterly Charge-Off Ratio shall exceed 15%; or

         7.16.121. The Net Receivables Pool Balance minus the sum of (A) the aggregate "Investor Interests" (as defined in the Pooling and Servicing Agreement) for all Certificate Series issued pursuant to any supplement to the Pooling and Servicing Agreement, (B) the aggregate "Receivables Purchase Interests" (as defined in the Pooling and Servicing Agreement) for all Receivables Purchase Series issued pursuant to any receivables purchase agreement that is subject to the Pooling and Servicing Agreement (other than the Agreement), (C) the Subordinated Purchaser Capital, (D) the Minimum Seller Capital, and (E) the total amount of Discount Option Receivables, if any, shall, as of the last day of any Due Period, be less than the sum of the aggregate outstanding Purchaser Capital of all Purchaser Receivable Interests under the Agreement; or the Floating Allocation Percentage as of the last day of any Due Period shall be greater than 98.305%; and, in either case, such condition shall continue until the first Distribution Date immediately following such day; or

         7.16.122. Charming Shoppes shall cease to own, directly or indirectly, all shares of each class of the issued and outstanding shares of capital stock of FSC; or FSC shall cease to own, directly or indirectly, all shares of each class of the issued and outstanding shares of capital stock of Spirit; or

         7.16.123. The Net Excess Spread (averaged over any three consecutive Due Periods) shall be less than 2.5%; or

         7.16.124. (i) Charming Shoppes or any of its subsidiaries shall fail to pay any principal of or premium or interest on any indebtedness arising under any Credit Facility when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness (regardless of whether such failure shall have been waived by the other parties to such Credit Facility); or (ii) any event or condition listed in Schedule I as a "material provision" shall occur or exist under any Credit Facility and shall continue after the applicable grace period, if any, specified therein (regardless of whether such event or condition shall have been waived by the other parties to such Credit Facility); or (iii) any other event shall occur or condition shall exist (which is not referred to in clause (i) or (ii) of this paragraph) under any Credit Facility or any agreement or instrument relating to any such indebtedness and shall (A) continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness and (B) continue without waiver by the other parties to such Credit Facility after the earliest to occur of (x) acceleration of the maturity of such indebtedness, (y) in the case of the Congress Facility, the refusal of the lenders thereunder to make further revolving loans or letter of credit accommodations to Charming Shoppes and its Affiliates after a request therefor and (z) the passage of ten Business Days following the last day of the applicable grace period, if any; or (iv) any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

         7.16.125. Spirit shall not be in compliance with its regulatory capital requirements under applicable rules and regulations of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or other appropriate governmental authorities; or

         7.16.126. The Company Agreement shall cease to be in full force and effect.

                                   Schedule I

                               Material Provision

1.       Material Provision:  adjusted net worth covenant.



                                       I-

                                  Schedule II


         Depositary Banks


NationsBank:

         ABA # 11 000 025
         Account # 375-0504484



                                      II-

                                                                         ANNEX G

                Summary of Interest Rate Agreements as of [Date]

                 Reference                                                            Date
                 No. or            Type                    Fixed                      Amortization
                 Date of          (Swap       Notional     Rate or      Effective     of Notional       Termination
Counterparty     Confirmation     or Cap)      Amount      Cap Rate       Date        Amount Begins        Date
------------     ------------     -------     --------     --------     ---------     -------------     -----------




         The [Owner/FSC] is a party to each of the above Agreements.

The Index for floating rate payments for each of the above Agreements is ["USD-CP-H.15"] for one month maturities.



                                      II-